EXHIBIT 2.1 PLAN OF MUTUAL HOLDING COMPANY REORGANIZATION AND STOCK ISSUANCE (INCLUDING FEDERAL MUTUAL HOLDING COMPANY CHARTER AND BYLAWS OF WEST ESSEX BANCORP, M.H.C., FEDERAL MHC SUBSIDIARY HOLDING COMPANY CHARTER AND BYLAWS OF WEST ESSEX BANCORP, INC. AND FEDERAL STOCK CHARTER AND BYLAWS OF WEST ESSEX BANK)

                 PLAN OF MUTUAL HOLDING COMPANY REORGANIZATION

                               AND STOCK ISSUANCE

                               OF WEST ESSEX BANK

                              CALDWELL, NEW JERSEY



                                 AS ADOPTED ON:
                                 MARCH 18, 1998

                  PLAN OF REORGANIZATION AND STOCK ISSUANCE OF
                                WEST ESSEX BANK


                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
I.    Introduction.......................................................    1

II.   Definitions........................................................    3

III.  Plan of Reorganization.............................................    8

      A.  Certain Effects of Reorganization..............................    8

      B.  Special Meeting of Members.....................................   13

      C.  Conditions to Implementation of Reorganization.................   14

      D.  Charter and Bylaws of the Stock Savings Bank...................   14

      E.  Charter and Bylaws of the Stock Holding
          Company........................................................   15

      F.  Charter and Bylaws of the Mutual Holding Company...............   15

      G.  Subsequent Conversion of Mutual Holding Company to
          Stock Form.....................................................   15

      H.  Continuity of the Savings Bank and Status of Deposit
          Accounts and Loans Subsequent to the Reorganization............   16

      I.  Rights of Members of the Mutual Holding Company................   17

      J.  Establishment and Funding of Charitable Foundation.............   17

      K.  Payment of Dividends and Repurchase of Stock...................   18

      L.  Expenses of Reorganization.....................................   18

      M.  Interpretation.................................................   18

      N.  Amendment or Termination of the Plan...........................   19

                                                                          PAGE
                                                                          ----
IV.   Stock Issuance Plan................................................   19

      A.  Introduction...................................................   19

      B.  Sale of Common Stock...........................................   19

      C.  Number of Shares and Purchase Price of Common Stock............   20

      D.  Purchase by the Mutual Holding Company or the Stock
          Holding Company of the Savings Bank............................   22

      E.  Method of Offering Shares......................................   22

      F.  Limitations Upon Purchases in the Offering.....................   27

      G.  Payment for Common Stock.......................................   30

      H.  Manner of Exercising Subscription Rights Through
          Order Forms....................................................   32

      I.  Undelivered, Defective or Late Order Forms:
          Insufficient Payment...........................................   33

      J.  Restrictions on Resale or Subsequent Disposition...............   34

      K.  Voting Rights of Stockholders..................................   34

      L.  Transfer of Savings Accounts and Continuity of the
          Savings Bank...................................................   35

      M.  Restrictions on Acquisition of the Savings Bank................   35

      N.  Payment of Dividends and Repurchase of Stock...................   36

      O.  Amendment of Plan..............................................   36

      P.  Consummation of the Reorganization.............................   36

      Q.  Registration and Marketing.....................................   37

      R.  Residents of Foreign Countries and Certain States..............   37

      S.  Expenses of Offering...........................................   37

      T.  Interpretation.................................................   37

I.   INTRODUCTION

     The Board of Directors of West Essex Bank, Caldwell, New Jersey (the "Savings Bank") by a unanimous vote has adopted this Plan of Reorganization ("Reorganization Plan") and Stock Issuance Plan ("Stock Issuance Plan") collectively referred to as (the "Plan") pursuant to which the Savings Bank proposes to reorganize from a federally-chartered mutual savings bank into a federally-chartered mutual holding company (the "Mutual Holding Company") pursuant to the laws of the United States of America and the rules and regulations of the Office of Thrift Supervision ("OTS"). A principal part of the reorganization (the "Reorganization") is the formation of a federally-chartered capital stock savings bank (the "Stock Savings Bank"), a majority of the Voting Stock of which will be owned by the Mutual Holding Company at all times so long as the Mutual Holding Company remains in the mutual form of organization. In the alternative, the Reorganization may be effected utilizing a Two-Tier Mutual Holding Company Structure, as described herein, in which case all of the stock of the Stock Savings Bank would be owned by a stock holding company ("Stock Holding Company"), a majority of the Voting Stock of which would be owned by the Mutual Holding Company. The corporate name of the Stock Savings Bank will be West Essex Bank and its principal office will be located in Caldwell, New Jersey.

     One or more stock offerings of up to 49.99% in the aggregate of the voting Common Stock of the Stock Savings Bank ("Minority Stock Offering") may be made simultaneously with, or following the Reorganization, subject to the approval of the OTS. In addition, the Stock Savings Bank may offer and sell any amount of preferred stock, subject to applicable laws and regulations. As part of the Stock Issuance Plan, the Stock Savings Bank intends to offer for sale up to 49.9% of its outstanding Common Stock in a Minority Stock Offering. Any offer and sale of any equity securities, regardless of when it occurs, will be conducted in accordance with the applicable rules and regulations of the OTS.
In the event the Savings Bank utilizes the Two-Tier Mutual Holding Company Structure in connection with the Reorganization, as described herein, certain of the restrictions and limitations on the issuance of common and preferred stock by the Stock Savings Bank may also be applicable to the Stock Holding Company and any such stock issuance would also be subject to applicable rules and regulations of the Securities and Exchange Commission ("SEC").

     In adopting the Plan, the Board of Directors has determined that the Reorganization is advisable and in the best interest of the Savings Bank and its depositors and is consistent with the Savings Bank's business plan. The Savings Bank is committed to being an independent community-based institution and the Board of Directors believes that the mutual holding company structure is best suited for this purpose. As a capital stock savings bank subsidiary of the Mutual Holding Company, the Reorganization will afford the Stock Savings Bank access to capital sources not legally available to mutual savings banks, while at the same time preserving the mutual form of ownership within the holding company structure. Thus, although the Stock Savings Bank or the Stock Holding Company, if utilized as described below, will be authorized to issue capital stock to persons other than the Mutual Holding Company, so long as the Mutual Holding Company is in existence it will at all times own at least a Majority Interest of the Stock Savings Bank or the Stock Holding Company, if utilized. Also, the mutual holding company structure, by providing the flexibility to raise capital through the issuance of stock in a manner designed to meet the Stock Savings Bank's growth needs rather than in a single offering, will allow the Stock Savings Bank to avoid over-capitalization. Such access to the capital markets will make it possible for the Stock Savings Bank to be more responsive to possible future changes in the regulations of the bank regulatory agencies mandating higher capital reserves and/or capital ratios.

     The Reorganization will structure the Savings Bank in the stock form used by commercial banks, most major business corporations and an increasing number of savings banks and savings institutions. As such, the Reorganization will enable the Savings Bank to enhance its franchise and to compete more effectively with commercial banks and other financial institutions for new business opportunities. In addition, the use of the holding company structure will provide greater organization and operating flexibility to the Savings Bank. Moreover, the formation of a mutual holding company will allow the Mutual Holding Company to borrow funds, on a secured or unsecured basis, and to issue debt to the public or in a private placement. The proceeds of such borrowings or debt offering could be contributed to the Stock Savings Bank to increase its capital or could be used by the Mutual Holding Company for other purposes. However, there are currently no plans to issue debt or borrow funds by the Mutual Holding Company. The Reorganization may also ease any transition to a uniform charter should such a charter be required in the future.

     In furtherance of the Savings Bank's long term commitment to its community, the Plan provides for the establishment of a charitable foundation as part of the Reorganization. The charitable foundation is intended to complement the Savings Bank's existing community reinvestment activities in a manner that will allow the Savings Bank's local community to share in the growth and profitability of the Mutual Holding Company, the Stock Holding Company and the Savings Bank over the long term. Consistent with the Savings Bank's goal, the Bank, or if utilized, the Stock Holding Company intends to donate to the charitable foundation an amount of common stock and/or cash of up to 8.0% of the aggregate dollar amount of common stock sold in the Minority Stock Offering.
The establishment of the charitable foundation is subject to the approval of the Voting Members of the Savings Bank. In the event the charitable foundation is not approved, the Savings Bank may determine to complete the Reorganization without the charitable foundation.

     The Reorganization and Minority Stock Offering are subject to the approval of the OTS. In addition, the Reorganization also must be approved by the affirmative vote of a majority of the total votes eligible to be cast by members of the Savings Bank.

II.  DEFINITIONS

     As used in this Plan, the terms set forth below have the following meanings:

     ACCOUNT(S): Withdrawable deposit(s) in the Savings Bank, including certificates of deposit.

     ACCOUNT HOLDER: The term Account Holder means any Person holding an Account in the Savings Bank.

     ACTING IN CONCERT: The term "Acting in Concert" means (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise; or (iii) a person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.

     ACTUAL PURCHASE PRICE: The term Actual Purchase Price means the per share price at which the Common Stock is ultimately sold in accordance with the terms hereof.

     AFFILIATE: Any person that controls, is controlled by, or is under common control with another person.

     ASSOCIATE: The term Associate when used to indicate a relationship with any person, means (i) any corporation or organization (other than the Savings Bank or a majority-owned subsidiary of the Savings Bank) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities,
     (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity except that for the purposes of Sections IV.E.2 and IV.F. hereof, the term "Associate" does not include any Non-Tax-Qualified Employee Stock Benefit Plan or any Tax-Qualified Employee Stock Benefit Plan in which a person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and except that, for purposes of aggregating total shares that may be held by Officers and Directors the term "Associate" does not include any Tax-Qualified Employee Stock Benefit Plan, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a Director or Officer of the Savings Bank, the Stock Holding Company, if utilized, or the Mutual Holding Company, or any of its parents or subsidiaries.

     CAPITAL STOCK: Any and all authorized stock of the Stock Savings Bank or the Stock Holding Company, if utilized, as indicated by the context.

     COMMON STOCK: Common stock, par value $.01, issued by the Stock Savings Bank simultaneously with or after the Reorganization, including securities convertible into common stock, pursuant to its stock charter, or common stock, par value $.01, issued by the Stock Holding Company simultaneously with or after the Reorganization, including securities convertible into common stock, pursuant to its certificate of incorporation, as indicated by the context.

     COMMUNITY OFFERING: The term Community Offering means the offering for sale to certain members of the general public directly by the Stock Savings Bank or the Stock Holding Company, if utilized, of any shares of Common Stock not subscribed for in the Subscription Offering.

     DEPOSITOR:  Any person holding an Account in the Savings Bank.

     DIRECTOR: A member of the Board of Directors of the Savings Bank and, where applicable, a member of the Board of Directors of the Mutual Holding Company, and if utilized and where applicable, a member of the Board of Directors of the Stock Holding Company.

     EFFECTIVE DATE: The effective date of the Reorganization which shall be the date of consummation of the Reorganization in accordance with this Plan.

     ELIGIBLE ACCOUNT HOLDER: The term Eligible Account Holder means any person holding a Qualifying Deposit in an Account at the Savings Bank on the Eligibility Record Date, but shall include only those account holders with Accounts in place for a minimum of one year prior to adoption of the Stock Issuance Plan by the Savings Bank's Board of Directors and specifically shall not include any person who held a deposit in another financial institution that was transferred to the Savings Bank after the Eligibility Record Date.

     ELIGIBILITY RECORD DATE: The term Eligibility Record Date means the date for determining Eligible Account Holders in the Savings Bank and is February 28, 1997.

     EMPLOYEE: A person who is an Employee of the Savings Bank at the date of the Reorganization.

     EMPLOYEE PLANS: The term Employee Plans means the Tax-Qualified Employee Stock Benefit Plans approved by the Board of Directors of the Savings Bank.

     ESTIMATED PRICE RANGE: The term Estimated Price Range means the range of minimum and maximum aggregate values determined by the Board of Directors of the Savings Bank, within which the aggregate amount of Common Stock sold in the Offering will fall. The

     Estimated Price Range will be within the estimated pro forma market value of the Common Stock as determined by the Independent Appraiser prior to the Subscription Offering and as it may be amended from time to time thereafter.

     FDIC:  Federal Deposit Insurance Corporation.

     INDEPENDENT APPRAISER: The term Independent Appraiser means an appraiser retained by the Savings Bank to prepare an appraisal of the pro forma market value of the Common Stock.

     INSIDER: Any officer or director of the Mutual Holding Company, Stock Holding Company, Savings Bank or Stock Savings Bank or of any affiliate of such entities, and any person acting in concert with any such officer or director.

     LOCAL COMMUNITY: The term Local Community means Essex, Bergen and Morris Counties, in the State of New Jersey.

     MAJORITY INTEREST: Fifty and one-hundredth of a percent (50.01%) or more of the combined voting power of all classes of stock of the Stock Savings Bank or the Stock Holding Company, if utilized.

     MEMBERS: Any depositor or borrower that is entitled under the charter of the mutual Savings Bank to vote on matters affecting the Bank, or any depositor or borrower that is entitled under the charter of the Mutual Holding Company to vote on matters affecting the Mutual Holding Company.

     MINORITY STOCK OFFERING: The offering of up to 49.9% of the Common Stock of the Stock Savings Bank, or the Stock Holding Company, if utilized, simultaneously with or following the Reorganization.

     MUTUAL HOLDING COMPANY: The mutual holding company established by the Savings Bank incident to the Reorganization.

     NOTICE OF REORGANIZATION: The Notice of Mutual Holding Company Reorganization, to be submitted by the Savings Bank to the OTS to notify the OTS of the Reorganization.

     OFFICER: An executive officer of the Savings Bank, the Mutual Holding Company and the Stock Holding Company, if utilized, as the case may be, which includes the Chief Executive Officer, President, Executive Vice Presidents and Senior Vice Presidents in charge of principal business functions, and any other person participating in major policy making functions of the Savings Bank, the Mutual Holding Company or the Stock Holding Company.

     ORDER FORM: The term Order Form means any form together with an attached cover letter, sent by the Savings Bank or the Stock Holding Company, if utilized, to any Participant or Person containing among other things a description of the alternatives available to such Person under the Plan and by which any such Person may make elections regarding subscriptions for Common Stock in the Subscription and Community Offerings.

     OTHER MEMBER: The term Other Member means any person who is a Member of the Savings Bank (other than an Eligible Account Holder or Supplemental Eligible Account Holder) at the close of business on the Voting Record Date.

     OTS: The term OTS means Office of Thrift Supervision of the Department of the Treasury.

     PARTICIPANTS: The term Participants means the Eligible Account Holders, Employee Plans, Supplemental Eligible Account Holders and Other Members.

     PERSON: An individual, a corporation, a partnership, an association, a joint-stock company, a trust (including Individual Retirement Accounts and KEOGH Accounts), any unincorporated organization, a government or political subdivision thereof or any other entity.

     PLAN: This Plan of Reorganization and Stock Issuance Plan of the Savings Bank as it exists on the date hereof and as it may hereafter be amended in accordance with its terms.

     PREFERRED STOCK: Preferred Stock issuable by the Stock Savings Bank pursuant to its charter, or issuable by the Stock Holding Company pursuant to its certificate of incorporation, as indicated by the context.

     PREFERRED SUBSCRIBERS: The term Preferred Subscribers means those members of the general public which are natural persons residing in the Savings Bank's Local Community.

     QUALIFYING DEPOSIT: The term Qualifying Deposit means the balance of each Account of $50 or more in the Savings Bank at the close of business on the Eligibility Record Date. Accounts with total deposit balances of less than $50 shall not constitute a Qualifying Deposit.

     REORGANIZATION: Collectively, all steps necessary for the Savings Bank to reorganize into the mutual holding company form of organization in accordance with the Plan and the provisions of the Home Owners' Loan Act, as amended (the "HOLA") and Part 575 of the OTS Rules and Regulations Applicable for Savings Associations.

     SAIF: The Savings Association Insurance Fund, which is administered by the FDIC.

     SAVINGS ACCOUNT:  The term Savings Account has the same meaning as in
     Section 561.42 of the Rules and Regulations of the OTS and includes certificates of deposit.

     SAVINGS BANK: West Essex Bank, in its current mutual form or in stock form, following the Reorganization, as indicated by the context.

     SEC:  The U.S. Securities and Exchange Commission.

     SPECIAL MEETING OF MEMBERS: The special meeting and any adjournments thereof held to consider and vote upon this Plan.

     STOCK HOLDING COMPANY: The stock corporation that may be formed by the Bank in connection with the Reorganization, which would own 100% of the Voting Stock of the Stock Savings Bank upon the close of the Reorganization, if the Two-Tier Mutual Holding Company Structure is utilized.

     STOCK ISSUANCE PLAN: The part of the Plan of Reorganization which provides for the issuance of Common Stock by the Stock Savings Bank through one or more Minority Stock Offerings.

     STOCK SAVINGS BANK: The federally-chartered stock savings bank subsidiary of the Mutual Holding Company or, if utilized, the Stock Holding Company resulting from the Reorganization.

     SUBSCRIPTION OFFERING: The term Subscription Offering means the offering of Common Stock for purchase through Order Forms to Participants.

     SUBSCRIPTION PRICE: The term Subscription Price means the amount per share of Common Stock to be paid initially by Participants in the Subscription Offering and persons in the Community Offering.

     SUBSIDIARY: Any company, a majority of whose voting stock is indirectly or directly owned, controlled or held with power to vote by another company.

     SUPPLEMENTAL ELIGIBILITY RECORD DATE: The term Supplemental Eligibility Record Date means the supplemental record date for determining Supplemental Eligible Account Holders of the Savings Bank. The Supplemental Eligibility Record Date shall be the last day of the calendar quarter preceding the OTS' approval of the notice.

     SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER: The term Supplemental Eligible Account Holder means any person (other than an Eligible Account Holder) holding a Qualifying Deposit, except officers, directors and their associates, as of the Supplemental Eligibility Record Date.

     SYNDICATED COMMUNITY OFFERING PRICE: The term Syndicated Community Offering means the offering of Common Stock following the Subscription and Community Offerings through a syndicate of broker-dealers.

     TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLAN: The term Tax-Qualified Employee Stock Benefit Plan means any defined benefit plan or defined contribution plan, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which, with its related trust, meets the requirements to be "qualified" under Section 401 of the Internal Revenue Code. A "Non-Tax-Qualified Employee Stock Benefit Plan" is any defined benefit plan or defined contribution plan which is not so qualified.

     VOTING MEMBERS: Those persons qualifying as voting members of the Savings Bank pursuant to its charter and bylaws.

     VOTING RECORD DATE: The date established by the Directors of the Savings Bank in accordance with OTS regulations for determining eligibility to vote at the Special Meeting of Members.

     VOTING STOCK: Common or preferred stock, or any other type of equity security, including, without limitation, other securities that are convertible into common or preferred stock, having voting power for the election of directors or management of the Stock Savings Bank or the Stock Holding Company, if utilized.

III. PLAN OF REORGANIZATION

     Pursuant to Section 10(o) of the HOLA and 12 C.F.R. Part 575 of the OTS Regulations, the Reorganization will be accomplished in accordance with the procedures set forth in this Plan, applicable regulations of the OTS, and as otherwise may be required by the OTS.

A.   CERTAIN EFFECTS OF REORGANIZATION

     1. ORGANIZATION OF THE MUTUAL HOLDING COMPANY AND STOCK SAVINGS BANK

         A principal part of the Reorganization will be the organization of a federally-chartered capital stock savings bank subsidiary, of which the Mutual Holding Company will own a Majority Interest at all times so long as the Mutual Holding Company remains in the mutual form of organization. The Savings Bank may utilize a two-tier mutual holding company structure ("Two-Tier Mutual Holding Company Structure" or "Two-Tier Alternative") whereby the Savings Bank will incorporate and organize a stock corporation which will own 100% of the Savings Bank's Voting Stock. If the Two-Tier Mutual Holding Company Structure is utilized, the Mutual Holding Company would own a Majority Interest in the stock corporation at all times as long as the Mutual Holding Company remains in the mutual form of organization.

         The Reorganization will be effected in one of the following ways, or in any manner approved by the OTS that is consistent with the purposes of this Plan and applicable laws and regulations. The Savings Bank's intention is to complete the Reorganization using the Two-Tier Alternative, although it may elect to use any method at the discretion of the Board consistent with applicable Regulations and subject to OTS approval.

         "MERGER ALTERNATIVE." Under the Merger Alternative: (i) the Savings Bank will organize an interim federal stock savings bank as a wholly-owned subsidiary ("Interim One"); (ii) Interim One will organize an interim federal stock savings bank as a wholly-owned subsidiary ("Interim Two");
     (iii) the Savings Bank will convert its charter for a federal stock savings bank charter to become the Stock Savings Bank and Interim One will exchange its charter for a federal mutual holding company charter to become the Mutual Holding Company; (iv) sequentially with step (iii), Interim Two will merge with and into Stock Savings Bank with Stock Savings Bank as the resulting institution; and (v) a minimum of 50.01% of the initially issued stock of Stock Savings Bank will be transferred to Mutual Holding Company in exchange for membership interests in the mutual Savings Bank which are conveyed to the Mutual Holding Company. Upon consummation of the Reorganization, the legal existence of the Savings Bank will not terminate, but the converted Stock Savings Bank will be a continuation of the Savings Bank, and all property of the Savings Bank, including its right, title and interest in and to all property of whatsoever kind and nature, interest and asset of every conceivable value or benefit then existing or pertaining to the Savings Bank, or which would inure to the Savings Bank immediately by operation of law and without the necessity of any conveyance or transfer and without any further act or deed, will vest in the Stock Savings Bank. The Stock Savings Bank will have, hold, and enjoy the same in its right and fully to the same extent as the same was possessed, held, and enjoyed by the Savings Bank. The Stock Savings Bank will continue to have, succeed to, and be responsible for all the rights, liabilities and obligations of the Savings Bank and will maintain its headquarters operations at the Savings Bank's present location.

         "TWO-TIER MUTUAL HOLDING COMPANY STRUCTURE." Under the Two-Tier Mutual Holding Company Structure: (i) the Savings Bank will organize an interim federal stock savings bank as a wholly-owned subsidiary ("Interim One");
     (ii) Interim One will organize a stock corporation as a wholly-owned subsidiary ("Stock Holding Company"); (iii) Interim One will organize an interim federal stock savings bank as a wholly-owned subsidiary ("Interim Two"); (iv) the Savings Bank will convert its charter to a federal stock savings bank charter to become the Stock Savings Bank and Interim One will exchange its charter for a federal mutual holding company charter to become the Mutual Holding Company; (v) sequentially with step (iv), Interim Two will merge with and into Stock Savings Bank with Stock Savings Bank as the resulting institution; (vi) 100% of the issued Common Stock of the Stock Savings Bank will be transferred to the Mutual Holding Company in exchange for membership interests in the Savings Bank, in its mutual form, which are conveyed to the Mutual Holding Company; and (vii) the Mutual Holding Company will transfer 100% of the issued Common Stock of the Stock Savings Bank to the Stock Holding Company in a capital distribution. Upon consummation of the Reorganization, the legal existence of the Savings Bank will not terminate, but the converted Stock Savings Bank will be a continuation of the Savings Bank, and all property of the Savings Bank, including its right, title and interest in and to all property of whatsoever kind and nature, interest and asset of every conceivable value or benefit then existing or pertaining to the Savings Bank, or which would inure to the Savings Bank immediately by operation of law and without the necessity of any conveyance or transfer and without any further act or deed, will vest in the Stock Savings Bank. The Stock Savings Bank will have, hold, and enjoy the same in its right and fully to the same extent as the same was possessed, held, and enjoyed by the Savings Bank. The Stock Savings Bank will continue to have, succeed to, and be responsible for all the rights, liabilities and obligations of the Savings Bank and will maintain its headquarters operations at the Savings Bank's present location.

         In connection with Reorganization, the Mutual Holding Company will be capitalized with One Hundred Thousand Dollars ($100,000), or such greater amount as may be determined by the Board of Directors of the Savings Bank subject to the approval of the OTS, to the extent such assets are not required to be transferred to or retained by the Stock Savings Bank in order to satisfy capital or reserve requirements of the any applicable state or federal law or regulation. In the event the Two-Tier Mutual Holding Company Structure is utilized, the Stock Holding Company will apply to the OTS to retain up to 50% of the net proceeds of the Minority Stock Offering, and the Mutual Holding Company would be capitalized with One Hundred Thousand Dollars ($100,000). The Savings Bank believes that capitalization of the Mutual Holding Company and, if utilized, the Stock Holding Company, at this level will provide the Mutual Holding Company and, if utilized, the Stock Holding Company with economic strength separate and apart from the Savings Bank and could facilitate future activities by the Mutual Holding Company and, if utilized, the Stock Holding Company.

     2.  OPERATION OF THE STOCK SAVINGS BANK

         Upon the Effective Date of the Reorganization, the Stock Savings Bank will be owned by either the Mutual Holding Company and any purchasers in a Minority Stock Offering, or the Stock Holding Company, if utilized, which would be its sole stockholder. Those persons who as of the Effective Date held depository rights with respect to, or other rights as creditors of, the Savings Bank, shall thereafter have such rights solely with respect to the Stock Savings Bank. Each deposit account in the Savings Bank at the Effective Date will become a deposit account in the Stock Savings Bank in the same amount and upon the same terms and conditions, except that the holder of each such deposit account will have membership rights with respect to the Mutual Holding Company rather than the Stock Savings Bank. Members will not have any voting rights in the Stock Savings Bank. All insured deposit accounts of the Savings Bank which are transferred to the Stock Savings Bank will continue to be federally insured up to the legal maximum by the SAIF in the same manner as deposit accounts existing in the Savings Bank immediately prior to the Reorganization.

         All loans and other borrowings from the Savings Bank shall retain the same status with the Stock Savings Bank after the Reorganization as they had with the Savings Bank prior to the Reorganization. The Stock Savings Bank may exercise any and all powers, rights, and privileges of, and shall be subject to all limitations applicable to, capital stock savings banks under federal law.

         The Board of Directors of the Stock Savings Bank will be the existing Board of Directors of the Savings Bank. The Board of Directors will be divided into three classes as nearly equal in number as possible and the members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually by the stockholders of the Stock Savings Bank's Common Stock. Present management of the Savings Bank will continue as the management of the Stock Savings Bank following the Reorganization.

         Following the Reorganization, the Stock Savings Bank will have the power to issue shares of Capital Stock to persons other than the Mutual Holding Company. Pursuant to federal law and regulations, unless otherwise revised or amended, so long as the Mutual Holding Company is in existence, the Mutual Holding Company will be required to own a Majority Interest in the Stock Savings Bank. One or more offerings of up to 49.99% in the aggregate of the total Common Stock of the Stock Savings Bank may be made in connection with or following the Reorganization, subject to the approval of the OTS. Any offer and sale of Common Stock or Preferred Stock of the Stock Savings Bank will be conducted in accordance with federal law, including 12 C.F.R. Part 563g. In the event the Two-Tier Mutual Holding Company Structure is utilized, the Stock Holding Company, rather than the Stock Savings Bank, will have the power to issue shares of Capital Stock to persons other than the Mutual Holding Company and, to the extent required by applicable federal laws and regulations, these same restrictions would be applicable to the Stock Holding Company. The Stock Savings Bank, or the Stock Holding Company if utilized, currently intends to offer for sale up to 49.9% of its Common Stock in a Minority Stock Offering.

     3.   OPERATION OF THE MUTUAL HOLDING COMPANY

          Upon the Effective Date, the Stock Savings Bank will be a majority-owned subsidiary of the Mutual Holding Company or the Stock Holding Company, if utilized. As part of the Reorganization, the Mutual Holding Company will not retain assets of the Savings Bank which are to be transferred to the Stock Savings Bank in order to satisfy capital or reserve requirements of federal law. All assets, rights, obligations and liabilities of whatever nature that are not retained by the Mutual Holding Company shall be deemed to be transferred to the Stock Savings Bank. The Mutual Holding Company shall continue to possess and may exercise all of the rights, powers and privileges, and shall be subject to all limitations applicable to a federally chartered mutual savings bank and any applicable federal law limitations; provided, however, that the Mutual Holding Company shall not possess or exercise any deposit taking powers.

          The rights and powers of the Mutual Holding Company will be defined by the Mutual Holding Company's charter and bylaws and by federal law governing mutual holding companies. The Mutual Holding Company shall be subject to the limitation and restrictions imposed on savings and loan holding companies by Section 10(o)(5) of the HOLA, as amended.

          All of the members of the Board of Directors of the Savings Bank will become Directors of the Mutual Holding Company upon the Reorganization. Thereafter, approximately one third of the directors of the Mutual Holding Company will be elected annually by the members of the Mutual Holding Company who will consist of the former Members of the Savings Bank and certain persons who become depositors of the Stock Savings Bank after the Reorganization. Certain senior management persons of the Savings Bank will assume similar positions with the Mutual Holding Company.

          Subsequent to the Reorganization, persons who had membership or liquidation rights with respect to the Savings Bank under its existing charter immediately prior to the Reorganization shall continue to have such rights solely with respect to the Mutual Holding Company. In addition, all persons who become depositors of the Savings Bank subsequent to the Reorganization will also have such membership and liquidation rights with respect to the Mutual Holding Company. In each case, no person who ceases to be a holder of a deposit account with the Stock Savings Bank shall have any membership and liquidation rights with respect to the Mutual Holding
     Company.   Borrowers of the Stock Savings Bank who were borrower members of the Savings Bank at the time of Reorganization will have the same membership rights in the Mutual Holding Company as they had in the Savings Bank immediately prior to the Reorganization, but will not receive membership rights in connection with any borrowings made after the Reorganization.

          Upon completion of the Reorganization, except for assets retained by the Mutual Holding Company and any expenses incurred in connection with the Reorganization, the Reorganization of the Savings Bank into a Mutual Holding Company will not result in any reduction in the amount of the reserves, capital and surplus that the Savings Bank had prior to the Reorganization. Such reserves, capital and surplus will be accounted for by the Mutual Holding Company, the Stock Holding Company, if utilized, and the Stock Savings Bank on a consolidated basis in accordance with generally accepted accounting principles.

     4.   OPERATION OF THE STOCK HOLDING COMPANY

          If the Two-Tier Alternative is utilized, upon the Effective Date, the Stock Savings Bank will be a wholly-owned subsidiary of the Stock Holding Company, and the Stock Holding Company will be a majority-owned subsidiary of the Mutual Holding Company. As part of the Reorganization, the Stock Holding Company will apply to the OTS to retain up to 50% of the net proceeds of the Minority Stock Offering; provided, however, that the Stock Holding Company will not retain any assets which are to be transferred to the Stock Savings Bank in order to satisfy capital or reserve requirements of federal law. The Stock Holding Company shall possess and may exercise all of the rights, powers and privileges, and shall be subject to all limitations applicable to a stock corporation under the laws pursuant to which the corporation is organized and any applicable federal law limitations.

          The rights and powers of the Stock Holding Company will be defined by the Stock Holding Company's charter and bylaws and by federal law governing savings and loan holding companies. The Stock Holding Company shall be subject to the limitations and restrictions imposed on savings and loan holding companies by Section 10(o)(5) of the HOLA, as amended.

          All of the members of the Board of Directors of the Savings Bank will become Directors of the Stock Holding Company upon the Reorganization. Thereafter, approximately one third of the directors of the Stock Holding Company will be elected annually by the stockholders of the Stock Holding Company. Certain senior management persons of the Savings Bank will assume similar positions with the Stock Holding Company.

B.   SPECIAL MEETING OF MEMBERS

     Subsequent to the approval of the Plan by the OTS, the Special Meeting of Members shall be scheduled in accordance with the Savings Bank's Bylaws. Promptly after receipt of approval and at least 15 days but not more than 45 days prior to the Special Meeting, the Savings Bank shall distribute proxy solicitation materials to all Members and beneficial owners of accounts held in a fiduciary capacity where the beneficial owners possess voting rights as of the Voting Record Date. The proxy solicitation materials shall include a proxy statement (the "Proxy Statement"), other documents authorized for use by the regulatory authorities, and may also include a copy of the Plan. The proxy materials shall contain the information that is relevant to the action to be taken by the Members.

     Pursuant to the regulations of the OTS, an affirmative vote of not less than a majority of the total outstanding votes of the Members is required for approval of the Plan, including adoption of the Charter and Bylaws of the Stock Savings Bank and the Charter and Bylaws of the Mutual Holding Company. Voting may be in person or by proxy in accordance with the charter and bylaws of the Savings Bank. The OTS shall be notified promptly of the actions of the Members.

C.   CONDITIONS TO IMPLEMENTATION OF REORGANIZATION

     Consummation of the Reorganization is expressly conditioned upon the following:

     1. Approval of the Plan by a majority of the Board of Directors of the Savings Bank;

     2. Approval of the Notice of Reorganization in writing by the OTS and, if applicable, approval of the insurance of accounts of the Stock Savings Bank by the FDIC;

     3. Approval of the Reorganization Plan by a majority of the total votes of Members of the Mutual Savings Bank eligible to be cast at the Special Meeting of Members, including approval of the Charter and Bylaws of the Mutual Holding Company and the Charter and Bylaws of the Stock Savings Bank;

     4. If the Two-Tier Alternative is utilized, approval in writing by the OTS of the Stock Holding Company's Application on Form H-(e)1 or H-(e)1-S, if available to the Stock Holding Company, and the declaration of effectiveness by the SEC of a Registration Statement on Form S-1.

     5. Satisfaction of all conditions specified or otherwise imposed by the OTS or, if applicable, the FDIC in connection with approval of the Notice of Reorganization and Stock Issuance and all transactions related thereto;

     6. Receipt by the Savings Bank of a favorable ruling of the Internal Revenue Service ("IRS") or an opinion of the Savings Bank's tax advisor with respect to federal taxation to the effect that consummation of the Reorganization will not be a taxable event to the Mutual Holding Company, the Stock Holding Company, if utilized, the Stock Savings Bank or the Savings Bank's Depositors; and

     7. Receipt by the Savings Bank of either a private letter ruling of the New Jersey Department of Revenue or an opinion of the Savings Bank's tax advisor with respect to the State taxation to the effect that consummation of the Reorganization will not be a taxable event to the Mutual Holding Company, the Stock Holding Company, if utilized, the Stock Savings Bank or to the Savings Bank's Depositors.

D.   CHARTER AND BYLAWS OF THE STOCK SAVINGS BANK

     As part of the Reorganization, a charter and bylaws of the Stock Savings Bank shall be adopted in a form permitted by the OTS to authorize the Stock Savings Bank to operate as a federally chartered stock savings bank. The name of the Stock Savings Bank will be "West Essex Bank." The Stock Savings Bank's Charter may authorize a number of shares of Common Stock greater than the number of shares that shall be issued to the Mutual Holding Company or the Stock Holding Company, if utilized, in the Reorganization. To the extent permitted by the OTS, the

Charter may also contain provisions that, (i) prohibit any person other than the Mutual Holding Company or the Stock Holding Company, if utilized, from acquiring beneficial ownership of greater than 10% of the Common Stock of the Stock Savings Bank unless approved by a majority of the Directors of the Bank; (ii) prohibit persons beneficially owning shares in excess of 10%, other than the Mutual Holding Company or the Stock Holding Company, if utilized, from voting such shares in connection with any matter submitted to stockholders for a vote; and (iii) prohibit persons other than the Board of Directors of the Stock Savings Bank from calling special meetings of the stockholders of the Stock Savings Bank. The Charter for the Stock Savings Bank may also contain provisions which allow for the issuance of Preferred Stock in accordance with federal law. A copy of the proposed Charter and Bylaws of the Stock Savings Bank are attached hereto and hereby incorporated into this Plan. By their approval of the Plan, the Board of Directors of the Savings Bank approved the Charter and Bylaws of the Stock Savings Bank.

E.   CHARTER AND BYLAWS OF THE STOCK HOLDING COMPANY

     The Charter of the Stock Holding Company, if utilized, will contain a provision stipulating that in no event shall any record owner of any outstanding shares of the Stock Holding Company's common stock, other than the Mutual Holding Company, who beneficially owns in excess of 10% of such outstanding shares be entitled or permitted to any vote in respect to any shares held in excess of 10%. In addition, the Certificate of Incorporation and Bylaws of the Stock Holding Company will provide for staggered terms of the directors, noncumulative voting for directors, limitations on the calling of special meetings, and certain notice requirements. By their approval of the Plan, the Board of Directors of the Savings Bank has approved and adopted the Charter and Bylaws of the Stock Holding Company.

F.   CHARTER AND BYLAWS OF THE MUTUAL HOLDING COMPANY

     As part of the Reorganization, the Mutual Holding Company will be chartered as a federal mutual holding company under the name "West Essex Bancorp, M.H.C." A copy of the proposed Charter and Bylaws are attached hereto and hereby incorporated into this Plan. By their approval of the Plan, the Board of Directors of the Savings Bank has approved and adopted the Charter and Bylaws of the Mutual Holding Company.

G.   SUBSEQUENT CONVERSION OF MUTUAL HOLDING COMPANY TO STOCK FORM

     If approved by the OTS, following consummation of the Reorganization, the Mutual Holding Company may elect pursuant to 12 C.F.R. Section 575.12(a), to convert from the mutual form of ownership to the stock form of ownership. The terms of such a conversion cannot be determined at this time and there is no assurance when, if ever, such a conversion will occur. If the Mutual Holding Company converts to stock form, either directly or in connection with a merger (a "Conversion Transaction"), the stockholders of the Stock Savings Bank, or the Stock Holding Company, as the case may be, will be entitled to exchange their shares of stock in the Stock Savings Bank, or the Stock Holding Company, as the case may be, for shares of the converted Mutual Holding Company or of a stock holding company formed in connection with such Conversion Transaction (the converted Mutual Holding Company or newly formed holding company is hereinafter referred to as the "Holding Company") provided, that the basis for the exchange is fair and reasonable and maintains approximately the same percentage ownership interest in the newly formed Holding Company after the Conversion Transaction as such stockholders held in the Stock Savings Bank, or the Stock Holding Company, as the case may be, immediately prior to the Conversion Transaction. In the alternative, if in a Conversion Transaction the stockholders of the Stock Savings Bank, or the Stock Holding Company, as the case may be, other than the Mutual Holding Company do not receive (i) shares of the Holding Company or the stock institution resulting from the Conversion Transaction based upon a fair and reasonable exchange ratio, or (ii) cash from the resulting institution in an amount equal to the fair market value of their stock given the circumstances of the Conversion Transaction, the Stock Savings Bank or the Holding Company may, but shall not be obligated to, purchase all shares not owned by the Mutual Holding Company simultaneously with the closing of such Conversion Transaction at the fair market value of such shares. The fair market value shall be established by an independent appraisal utilized in the Conversion Transaction. Moreover, in the event that the Mutual Holding Company converts to stock form in a Conversion Transaction, any options or other convertible securities held by any officer, director or employee of the Stock Savings Bank, or the Stock Holding Company, as the case may be, shall be convertible into shares of the Holding Company; provided, however, that if such shares cannot be so converted, the holders of such options or other convertible securities shall be entitled to receive cash payment for such shares in an amount equal to the offering price of the shares of the Holding Company at the closing of the Conversion Transaction less the exercise price of such options or other convertible securities. Any such conversion to stock form will be subject to the requirements of the HOLA, applicable regulations of the OTS and any other applicable federal or state law or regulations, and may be subject to adjustment if required by the OTS, to reflect the cumulative effect of the aggregate amount of dividends waived by the Mutual Holding Company, if any.

H. CONTINUITY OF THE SAVINGS BANK AND STATUS OF DEPOSIT ACCOUNTS AND LOANS SUBSEQUENT TO THE REORGANIZATION

     Upon the Effective Date of the Reorganization, the Stock Savings Bank will succeed to all of the assets, rights, powers, franchises, debts, liabilities, interests, duties and obligations of the Savings Bank before the Reorganization, including but not limited to, all rights and interests of the Savings Bank in and to its assets and properties, whether real, personal or mixed.

     All Accounts in the Savings Bank shall retain the same status after the Reorganization as these accounts had prior to Reorganization, except that each Account Holder shall retain, without payment therefore, a withdrawable deposit Account or Accounts in the Stock Savings Bank after the Reorganization, equal in amount to the withdrawable value of such holder's Account or Accounts prior to the Reorganization. Holders of Accounts in the Stock Savings Bank will not have any voting rights with respect to the Stock Savings Bank. All Accounts will continue to be insured by the FDIC up to the applicable limits of insurance coverage.

     All loans shall retain the same status after the Reorganization as they had prior to the Reorganization. The amount, interest rate, maturity, and security for each loan will remain contractually fixed as they existed prior to the Reorganization. Following the Reorganization, all of such loans will be held by the Stock Savings Bank.

I.   RIGHTS OF MEMBERS OF THE MUTUAL HOLDING COMPANY

     Following the Reorganization, all persons who had membership or liquidation rights with respect to the Savings Bank as of the date of the Reorganization will continue to have such rights solely with respect to the Mutual Holding Company. All existing proxies granted by members of the Savings Bank to the Board of Directors of the Savings Bank shall become the proxies of the Mutual Holding Company. In addition, all persons who become depositors in the Stock Savings Bank subsequent to the Reorganization will have membership and liquidation rights with respect to the Mutual Holding Company. In each case, no person who ceases to be the holder of a deposit account with the Stock Savings Bank shall have any membership or liquidation rights with respect to the Mutual Holding Company. Borrowers of the Stock Savings Bank who were borrower members of the Savings Bank as of November 16, 1995 and have borrowings outstanding at the time of Reorganization will have the same membership rights in the Mutual Holding Company as they had in the Savings Bank immediately prior to the Reorganization as long as their pre-Reorganization borrowings remain outstanding, but will not receive membership rights in connection with any borrowings made after the Reorganization.

J.   ESTABLISHMENT AND FUNDING OF CHARITABLE FOUNDATION

     As part of the Reorganization, the Mutual Holding Company, the Stock Holding Company and the Savings Bank intend to establish a charitable foundation that will qualify as an exempt organization under Section 501(c)(3) of the Internal Revenue Code ( the "Foundation") and to donate to the Foundation common stock and/or cash of up to 8.0% of the aggregate dollar amount of common stock sold in the Minority Stock Offering; provided, however, that the actual amount of common stock to be donated to the Foundation may not exceed the limitations
set forth in Section 4943 of the Internal Revenue Code.   The Foundation is
being formed in connection with the Reorganization in order to complement the Savings Bank's existing community reinvestment activities and to share with the Savings Bank's local community a part of the Savings Bank's financial success as a locally headquartered, community minded, financial services institution. The funding of the Foundation with Common Stock of the Stock Bank, or the Stock Holding Company, if utilized, accomplishes this goal as it enables the community to share in the growth and profitability of the Mutual Holding Company, the Stock Holding Company and the Savings Bank over the long-term.

     The Foundation will be dedicated to the promotion of charitable purposes within the Counties of Essex, Bergen and Morris, New Jersey and neighboring communities, including, but not limited to, grants or donations to support housing assistance, scholarships, local education, not-for-profit medical facilities, not-for-profit community groups and other types of organizations or civic minded projects. The board of directors of the Foundation will be responsible for establishing the polices of the Foundation with respect to grants or donations, consistent with the stated purposes of the Foundation. The Foundation will annually distribute total grants to assist charitable organizations or to fund projects within its local community of not less than 5% of the average fair value of Foundation assets each year. In order to serve the purposes for which it was formed and maintain its 501(c)(3) qualification, the Foundation may sell, on an annual basis, a limited portion of the Common Stock contributed to it by the Stock Bank or the Stock Holding Company, as the case may be.

     The establishment and funding of the Foundation as part of the Reorganization is subject to the approval of the Voting Members by an affirmative vote of a majority of the votes eligible to be cast by Voting
Members in person or by proxy at the Special Meeting.   In the event that the
Savings Bank's Members approve this Plan, but not the charitable foundation, the Savings Bank may determine to complete the Reorganization and Minority Stock Offering without the establishment of the Foundation and may do so without amending this Plan or obtaining any further vote of the Savings Bank's Members. Failure of the Voting Members to approve the Foundation may materially affect the pro forma market value of the Common Stock sold in the Minority Stock Offering. In such an event, the Mutual Holding Company, the Stock Holding Company and the Savings Bank may establish a new Estimated Price Range and commence a resolicitation of subscribers.

K.   PAYMENT OF DIVIDENDS AND REPURCHASE OF STOCK

     The Stock Savings Bank shall not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its regulatory capital to be reduced below (i) the amount required for the Liquidation Account or (ii) the federal regulatory capital requirement set forth in Section 567.2 of the Rules and Regulations of the OTS. Otherwise, the Stock Savings Bank may declare dividends, make capital distributions or repurchase its capital stock in accordance with applicable law and regulations. Subject to the approval of the OTS, the Mutual Holding Company may waive its right to receive dividends declared by the Stock Savings Bank or the Stock Holding Company, if utilized.

L.   EXPENSES OF REORGANIZATION

     The Savings Bank shall use its best efforts to assure that expenses incurred by it in connection with the Reorganization and any simultaneous or subsequent Minority Stock Offering shall be reasonable.

M.   INTERPRETATION

     All interpretations of this Reorganization Plan and application of its provisions to particular circumstances by a majority of the Board of Directors of the Savings Bank shall be final, subject to the authority of the OTS.

N.   AMENDMENT OR TERMINATION OF THE PLAN

     If deemed necessary or desirable, the Reorganization Plan may be substantively amended at any time prior to solicitation of proxies from Members to vote on the Reorganization Plan by a two-thirds vote of the Savings Bank's Board of Directors, and at any time thereafter by such vote of such Board of Directors with the concurrence of the OTS. Any amendment to the Reorganization Plan made after approval by the Members with the approval of the OTS shall not necessitate further approval by the Members unless otherwise required by the OTS. The Reorganization Plan may be terminated by majority vote of the Savings Bank's Board of Directors at any time prior to the Special Meeting of Members to vote on the Reorganization Plan, and at any time thereafter with the concurrence of the OTS.

     By adoption of the Plan, the Members of the Savings Bank authorize the Board of Directors to amend or terminate the Reorganization Plan under the circumstances set forth in this Section.

IV.  STOCK ISSUANCE PLAN

A.   INTRODUCTION

     The Board of Directors of West Essex Bank, by a unanimous vote, has adopted this Stock Issuance Plan as part of the Savings Bank's Plan of Reorganization, pursuant to which the Savings Bank, or the Stock Holding Company, if utilized, proposes to offer shares of common stock to certain members of the Savings Bank, the Employee Plans of the Savings Bank, and certain members of the public. For purposes of this Stock Issuance Plan, capitalized words are as defined in
Section II above.

     Concurrently with the Reorganization, the Savings Bank, or the Stock Holding Company, as the case may be, is offering shares of its Common Stock to the public in an amount up to 49.9% of its outstanding shares. Pursuant to the terms set forth herein, the Savings Bank, or the Stock Holding Company, as the case may be, will offer shares of Common Stock to Eligible Account Holders, the Employee Plans, Supplemental Eligible Account Holders and Other Members in the respective priorities set forth in this Stock Issuance Plan (the "Offering"). Any shares of Common Stock not subscribed for by the foregoing classes of persons will be offered for sale to certain members of the general public, with preference first given to natural persons residing in the Savings Bank's Local Community, either directly by the Savings Bank, or the Stock Holding Company, as the case may be, through a Community Offering, or a Syndicated Community Offering or through an underwritten firm commitment public offering, or through a combination thereof.

B.   SALE OF COMMON STOCK

     The Common Stock will be offered simultaneously in the Subscription Offering to the Eligible Account Holders, Employee Plans, Supplemental Eligible Account Holders and Other Members in the respective priorities set forth in this Stock Issuance Plan. The Subscription Offering may be commenced as early as the mailing of the Proxy Statement for the Special Meeting of Members and must be commenced in time to complete the Offering within the time period specified in Section F. below. Any shares of Common Stock not subscribed for in the Subscription Offering will be offered for sale in the Community Offering as provided in Section D.5 below. The Subscription Offering may be commenced prior to the Special Meeting of Members and, in that event, the Community Offering may also be commenced prior to the Special Meeting of Members. The offer and sale of Common Stock prior to the Special Meeting of Members shall, however, be conditioned upon approval of the Reorganization Plan by the Voting Members. If feasible, any shares of Common Stock remaining after the Subscription and Community Offerings may be sold in a Syndicated Community Offering, as provided in Section D.6 below in a manner that will achieve the widest distribution of the Common Stock as determined by the Savings Bank. The sale of all Common Stock subscribed for in the Subscription and Community Offerings will be consummated simultaneously on the date the sale of Common Stock in the Syndicated Community Offering is consummated and only if all unsubscribed shares for Common Stock are sold. The Savings Bank, or the Stock Holding Company, as the case may be, may elect to offer to pay fees on a per share basis to brokers who assist Persons in determining to purchase shares in the Subscription and Community Offerings.

C.   NUMBER OF SHARES AND PURCHASE PRICE OF COMMON STOCK

     The total number of shares (or range thereof) of Common Stock to be issued and offered for sale pursuant to the Stock Issuance Plan shall be determined by the Savings Bank's Board of Directors, or the Stock Holding Company's Board of Directors, if applicable, immediately prior to the commencement of the Subscription and Community Offerings, subject to adjustment thereafter if necessitated by market or financial conditions, with the approval of the OTS, if necessary. In particular, the total number of shares may be increased by up to 15% of the number of shares offered in the Subscription and Community Offering if the independent valuation is increased subsequent to the commencement of the Subscription and Community Offering to reflect changes in market and financial conditions. The number of shares to be outstanding upon completion of the Reorganization may be increased if the Bank, or Stock Holding Company, if utilized, contributes authorized but unissued shares of Common Stock to the charitable foundation which is proposed to be established by the Savings Bank, the Mutual Holding Company and the Stock Holding Company in connection with the Reorganization. The establishment of the charitable foundation is subject to the approval of the Voting Members, as set forth in Section III.J. The total number of shares of Common Stock that may be issued to persons other than the Mutual Holding Company at the close of the Offering must be less than 50% of the aggregate issued and outstanding shares of the Savings Bank or the Stock Holding Company, if utilized. The Offering will be conducted in conformity with 12 C.F.R. Parts 563g and 575 of the OTS Regulations.

     All shares sold in the Offerings will be sold at a uniform price per share referred to in this Stock Issuance Plan as the Actual Purchase Price. The aggregate purchase price for all shares of Common Stock will not be inconsistent with the estimated consolidated pro forma market value of the Stock Savings Bank or the Stock Holding Company, as the case may be. The estimated consolidated pro forma market value of the Stock Savings Bank or the Stock Holding Company, as the case may be, will be determined for such purpose by the Independent Appraiser in accordance with Section 563b.7 of the Conversion Regulations. Prior to the commencement of the Subscription and Community Offerings, an Estimated Price Range will be established, which range will vary within 15% above to 15% below the midpoint of such range. The number of shares of Common Stock to be issued and the purchase price per share may be increased or decreased by the Savings Bank or the Stock Holding Company. In the event that the aggregate purchase price of the Common Stock is below the minimum of the Estimated Price Range, or materially above the maximum of the Estimated Price Range, resolicitation of purchasers may be required, provided that up to a 15% increase above the maximum of the Estimated Price Range will not be deemed material so as to require a resolicitation. Any such resolicitation shall be effected in such manner and within such time as the Savings Bank shall establish, with the approval of the OTS, if required. Up to a 15% increase in the number of shares to be issued which is supported by an appropriate change in the estimated pro forma market value of the Stock Savings Bank or the Stock Holding Company will not be deemed to be material so as to require a resolicitation of subscriptions.

     Based upon the independent valuation as updated prior to the commencement of the Subscription and Community Offerings, the Board of Directors of the Savings Bank or the Stock Holding Company, as the case may be, will establish the minimum and maximum ownership percentage applicable to the Minority Stock Offering ("Ownership Range"). The final minority ownership interest will be determined by the Savings Bank or the Stock Holding Company as follows (without consideration of the effect of any contribution to the charitable foundation):
(a) the product of (x) the total number of shares of Common Stock sold and (y) the Purchase Price, shall be divided by (b) the estimated aggregate pro forma market value of the Savings Bank or the Stock Holding Company immediately after the Offering as determined by the Independent Appraiser, expressed in terms of a specific aggregate dollar amount rather than as a range, upon the closing of the Minority Stock Offering or sale of all of the Common Stock.

     If there is a Syndicated Community Offering of shares of Common Stock not subscribed for in the Subscription and Community Offerings, the price per share at which the Common Stock is sold in such Syndicated Community Offering shall be the Subscription Price.

     Notwithstanding the foregoing, no sale of Common Stock may be consummated unless, prior to the such consummation, the Independent Appraiser confirms to the Savings Bank or the Stock Holding Company and to the OTS that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the aggregate value of the Common Stock at the Actual Purchase Price is incompatible with its estimate of the aggregate consolidated pro forma market value of the Savings Bank or the Stock Holding Company. If such confirmation is not received, the Savings Bank or the Stock Holding Company may cancel the Minority Stock Offering, extend the Stock Offering and establish a new price range and/or estimated price range, extend, reopen or hold a new Minority Stock Offering and/or take such other action as the OTS may permit.

     The Common Stock to be issued in the Offering shall be fully paid and nonassessable. The aggregate amount of outstanding Common Stock that may be owned or controlled by persons other than the Mutual Holding Company parent at the close of the issuance shall be less than fifty percent (50%) of the Savings Bank's or the Stock Holding Company's total outstanding Common Stock, as appropriate.

D. PURCHASE BY THE MUTUAL HOLDING COMPANY OR THE STOCK HOLDING COMPANY OF THE STOCK OF THE SAVINGS BANK

     Upon consummation of the sale of all of the Common Stock, and in the event that a holding company form of organization is utilized, the Mutual Holding Company or the Stock Holding Company, if utilized, will purchase from the Savings Bank all of the capital stock of the Savings Bank to be issued by the Savings Bank in the Reorganization in exchange for the Offering proceeds that are not permitted to be retained by the Mutual Holding Company or the Stock Holding Company.

     The Mutual Holding Company will apply to the OTS to retain up to $100,000 of the proceeds of the Offerings. The Stock Holding Company, if utilized, will apply to the OTS to retain up to 50% of the proceeds of the Offerings. The Savings Bank believes that the Offering proceeds will provide economic strength to the Mutual Holding Company, the Stock Holding Company, if utilized, and the Savings Bank for the future in a highly competitive and regulated environment and would facilitate expansion through acquisitions, diversification into other related businesses and for other business and investment purposes, including the payment of dividends and future repurchases of the Common Stock as permitted by the OTS.

E.   METHOD OF OFFERING SHARES

     1.   SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS (FIRST PRIORITY)

          A. Each Eligible Account Holder shall receive, as first priority and without payment, nontransferable subscription rights to subscribe for shares of Common Stock equal to an amount up to the greater of: the amount permitted to be subscribed for in the Community Offering which amount, pursuant to Section E.5, currently is $350,000 of the Common Stock offered, but which may be increased to 5% or decreased to less than $350,000; one-tenth of one percent (.10%) of the total offering of shares of Common Stock; or fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders, in each case on the Eligibility Record Date, subject to the maximum purchase limitation specified in Section F.2 and the minimum purchase limitation specified in Section F.3 or as such purchase limitations may be increased or decreased by F.12 and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%.

          B. In the event that Eligible Account Holders exercise subscription rights for a number of shares of Common Stock in excess of the total number of shares eligible for subscription, the shares of Common Stock shall be allocated among the subscribing Eligible Account Holders so as to permit each subscribing Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Common Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Eligible Account Holder. Any shares remaining after that allocation will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the aggregate Qualifying Deposits of each Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the Qualifying Deposits of all Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

          C. Subscription rights as Eligible Account Holders received by Directors and Officers and their Associates which are based on deposits made by such persons during the twelve (12) months preceding the Eligibility Record Date shall be subordinated to the Subscription Rights of all other Eligible Account Holders.

     2.   SUBSCRIPTION RIGHTS OF THE EMPLOYEE PLANS (SECOND PRIORITY)

          The Employee Plans shall receive, without payment, as a second priority after the filling of subscriptions of Eligible Account Holders, nontransferable subscription rights to purchase in the Offering the number of shares of Common Stock requested by such Plans, subject to the purchase limitations set forth in Section F. If, after the filling of subscriptions of Eligible Account Holders, a sufficient number of shares is not available to fill the subscriptions by such plans, the subscriptions by such plans shall be filled to the maximum extent possible, provided however that in the event of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%, the additional shares shall be sold to the Employee Plans, subject to the purchase limitations set forth in Section F.

          The Employee Plans shall not be deemed to be an Associate or Affiliate of or Person Acting in Concert with any Director or Officer of the Mutual Holding Company, the Stock Holding Company, if utilized, or the Savings Bank.

     3. SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS (THIRD PRIORITY)

          A. Each Supplemental Eligible Account Holder shall receive, as third priority and without payment, nontransferable subscription rights to subscribe for shares of Common Stock equal to an amount up to the greater of: the amount permitted to be subscribed for in the Community Offering which amount, pursuant to Section E.5, currently is $350,000 of the Common Stock offered, but which may be increased to 5% or decreased to less than $350,000; one-tenth of one percent (.10%) of the total offering of Common Stock; or fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders in the Savings Bank on the Supplemental Eligibility Record Date, subject to the maximum purchase limitation specified in Section F.2 and the minimum purchase limitation specified in Section F.3 or as such purchase limitations may be increased or decreased by F.12, and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%.

          B. In the event that Supplemental Eligible Account Holders exercise subscription rights for a number of shares of Common Stock which, when added to the shares subscribed for by the Eligible Account Holders and the Employee Plans, is in excess of the total number of shares eligible for subscription, the shares of Common Stock shall be allocated among the subscribing Supplemental Eligible Account Holders so as to permit each subscribing Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Common Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Supplemental Eligible Account Holder. Any shares remaining after that allocation will be allocated among the subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the aggregate Qualifying Deposits of each Supplemental Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

          C. Subscription rights received by an Eligible Account Holder pursuant to Section 1 shall be applied in partial satisfaction of the subscription rights to be received as a Supplemental Eligible Account Holder pursuant to this Section 3.

     4.   SUBSCRIPTION RIGHTS OF OTHER MEMBERS (FOURTH PRIORITY)

          A. Each Other Member shall receive, as fourth priority and without payment, nontransferable subscription rights to subscribe for shares of Common Stock equal to an amount up to the greater of: the amount permitted to be subscribed for in the Community Offering, which amount, pursuant to Section E.5, currently is $350,000 of the Common Stock offered, but which may be increased to 5% or decreased to less than $350,000; or one-tenth of one percent (.10%) of the total offering of shares of Common Stock, subject to the maximum purchase limitation specified in Section F.2 and the minimum purchase limitation specified in Section F.3 or as such purchase limitations may be increased or decreased by F.12, and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%.

          B. In the event that Other Members subscribe for a number of shares of Common Stock which, when added to the shares subscribed for by the Eligible Account Holders, the Employee Plans and Supplemental Eligible Account Holders, is in excess of the total number of shares of Common Stock being issued, the subscriptions of Other Members will be allocated among the Other Members so as to permit each subscribing Other Member, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of the Common Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Other Member. Any shares remaining after that allocation will be allocated among the subscribing Other Members whose subscriptions remain unsatisfied on a pro rata basis determined by the amount of their respective unfilled subscriptions. If the amount so allocated exceeds the amount subscribed for by any one or more Other Members, the excess shall be reallocated (one or more times as necessary) among those Other Members whose subscriptions are still not fully satisfied in the same principle until all available shares have been allocated or all subscriptions satisfied.

     5. COMMUNITY OFFERING (FIFTH PRIORITY)

          If less than the total number of shares of Common Stock to be subscribed for in the Offering are sold in the Subscription Offering, shares remaining unsubscribed for will be made available for purchase in the Community Offering to certain members of the general public, which may subscribe together with any Associate or group of persons Acting in Concert for up to $350,000 of the shares of Common Stock offered subject to the maximum purchase limitation specified in Section F.3 and the minimum purchase limitation specified in Section F.2 or as such purchase limitations may be increased or decreased by F.12, and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%; provided, however, that the amount permitted to be purchased in the Community Offering may be increased to 5% or decreased to less than $350,000 without the resolicitation of subscribers. The shares may be made available in the Community Offering through a direct community marketing program which may provide for utilization of a broker, dealer, consultant or investment banking firm, experienced and expert in the sale of savings institution securities. Such entities may be compensated on a fixed fee basis or on a commission basis, or a combination thereof. Any excess of shares and those not subscribed for by institutional investors will be available for purchase by the general public with preference given to natural persons residing in the Savings Bank's Local Community (such natural persons are hereinafter referred to as "Preferred Subscribers").

          To the extent that there are shares remaining after all subscriptions by institutional investors are filled, if the Preferred Subscribers in the Community Offering, whose orders would otherwise be accepted, subscribe for more shares than are available for purchase, the shares available to them will be allocated among the Preferred Subscribers in the manner which permits each such person to the extent possible, to purchase the number of shares necessary to make his or her total allocation of Common Stock equal to the lesser of 100 shares or the number of shares subscribed for by such persons. Thereafter, unallocated shares will be allocated among the Preferred Subscribers whose subscriptions remain unsatisfied on a 100 shares per order basis until all such orders have been filled or the remaining shares have been allocated. To the extent that there are shares remaining after all subscriptions by Preferred Subscribers, any remaining shares will be allocated among members of the general public using the foregoing allocation as applied to Preferred Subscribers. The Savings Bank, or the Stock Holding Company, as the case may be, shall make distribution of the Common Stock to be sold in the Community Offering in such a manner as to promote a wide distribution of Common Stock. The Savings Bank, or the Stock Holding Company, as the case may be, reserves the right to reject any or all orders in whole or in part, which are received in the Community Offering.

          The Savings Bank, or the Stock Holding Company, as the case may be, may establish all other terms and conditions of such offer. It is expected that the Community Offering will commence concurrently with the Subscription Offering. The Community Offering must be completed within 45 days after the completion of the Subscription Offering unless otherwise extended by the OTS.

     6. SYNDICATED COMMUNITY OFFERING

          If feasible, all shares of Common Stock not subscribed for in the Subscription and Community Offerings may be sold in a Syndicated Community Offering, subject to such terms, conditions and procedures as may be determined by the Savings Bank, or the Stock Holding Company, as the case may be, in a manner that will achieve the widest distribution of the Common Stock subject to the right of the Savings Bank, or the Stock Holding Company, as the case may be, to accept or reject in whole or in part all subscriptions in the Syndicated Community Offering. In the Syndicated Community Offering, any person together with any Associate or group of persons Acting in Concert may purchase up to $350,000 of the shares of Common Stock offered subject to the maximum purchase limitation specified in Section F.2 and the minimum purchase limitation specified in Section F.3 or as such purchase limitations may be increased or decreased by F.12, and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%; provided, however, that this amount may be increased to 5% or decreased to less than $350,000 without the resolicitation of subscribers. The shares purchased by any Person together with any Associate or group of persons Acting in Concert pursuant to Section F shall be counted toward meeting the maximum percentage of shares permitted to be purchased pursuant to this Section. Provided that the Subscription Offering has commenced, the Savings Bank, or the Stock Holding Company, as the case may be, may commence the Syndicated Community Offering at any time after the mailing to the Members of the Proxy Statement to be used in connection with the Special Meeting of Members, provided that the completion of the offer and sale of the Common Stock shall be conditioned upon the approval of the Reorganization Plan by the Voting Members. If the Syndicated Community Offering is not sooner commenced, the Syndicated Community Offering will be commenced as soon as practicable following the date upon which the Subscription and Community Offerings terminate.

          Alternatively, if a Syndicated Community Offering is not held, the Savings Bank, or the Stock Holding Company, as the case may be, shall have the right to sell any shares of Common Stock remaining following the Subscription and Community Offerings in an underwritten firm commitment public offering. The provisions of Section F hereof shall not be applicable to sales to underwriters for purposes of such an offering but shall be applicable to sales by the underwriters to the public. The price to be paid by the underwriters in such an offering shall be equal to the Actual Purchase Price less an underwriting discount to be negotiated among such underwriters and the Savings Bank, or the Stock Holding Company, as the case may be, which will in no event exceed an amount deemed to be acceptable by the OTS.

          If, for any reason, a Syndicated Community Offering or an underwritten firm commitment public offering of shares of Common Stock not sold in the Subscription and Community Offerings cannot be effected, or in the event that any insignificant residue of shares of Common Stock is not sold in the Subscription and Community Offerings or in the Syndicated Community Offering or an underwritten firm commitment public offering, other purchase arrangements will be made for the sale of unsubscribed shares by the Savings Bank, or the Stock Holding Company, as the case may be, if possible. Such other purchase arrangements will be subject to the approval of the OTS.

F.   LIMITATIONS UPON PURCHASES IN THE OFFERING

     In addition to the maximum amount of Common Stock that may be subscribed for as set forth in Sections E.1 through E.6, the following limitations shall apply to all purchases of shares of the Common Stock:

     1. The aggregate amount of outstanding Common Stock of the Savings Bank, or the Stock Holding Company, as the case may be, owned or controlled by persons other than the Mutual Holding Company at the close of the Offering shall be less than fifty percent (50%) of the Savings Bank's or the Stock Holding Company's total outstanding Common Stock, respectively.

     2. The maximum number of shares of Common Stock which may be subscribed for or purchased in all categories in the Offering by any Person or Participant together with any Associate or group or persons Acting in Concert shall not exceed $700,000 of the Common Stock offered, except for the Employee Plans which may subscribe for up to 10% of the Common Stock issued and except for certain Eligible Account Holders and Supplemental Eligible Account Holders which may subscribe for or purchase shares in accordance with Sections E.1 and E.3 herein; provided, however, in the event that the maximum purchase limitation is increased to more than 2.0% of the shares of Common Stock offered, orders for Common Stock in the Community Offering and in the Syndicated Community Offering (or, alternatively an underwritten firm commitment public offering), if any, shall, as determined by the Savings Bank, first be filled to a maximum of 2.0% of the total number of shares of Common Stock offered and thereafter remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled.

     3. A minimum of 25 shares of Common Stock must be purchased by each Person purchasing shares in the Offering to the extent those shares are available; provided, however, that in the event the minimum number of shares of Common Stock purchased times the price per share exceeds $500, then such minimum purchase requirement shall be reduced to such number of shares of Common Stock which when multiplied by the price per share shall not exceed $500, as determined by the Board.

     4. The aggregate amount of Common Stock acquired in the Offering, plus all prior issuances of the Savings Bank, or the Stock Holding Company, as the case may be, by any Non Tax-Qualified Employee Stock Benefit Plan of the Savings Bank, or the Stock Holding Company, respectively, or any Insider and Associates of Insiders, exclusive of any stock acquired by said plan, Insider or Associate in the secondary market, shall not exceed ten percent (10%) of the outstanding shares of Common Stock of the Savings Bank, or the Stock Holding Company, respectively, held by persons other than the Mutual Holding Company at the close of the Offering. In calculating the number of shares held by any Insider or Associate under this provision, shares held by any Tax-Qualified or Non Tax-Qualified Employee Stock Benefit Plan of the Savings Bank or Stock Holding Company that are attributable to such person shall not be counted.

     5. The aggregate amount of Stock, whether common or preferred, acquired in the Offering, plus all prior issuances of the Savings Bank, or the Stock Holding Company, as the case may be, by any Non Tax-Qualified Employee Stock Benefit Plan of the Savings Bank, or the Stock Holding Company, respectively, or any Insider or Associates of Insiders, exclusive of any stock acquired by said plan or Insider or Associate in the secondary market, shall not exceed ten percent (10%) of the stockholders' equity of the Savings Bank, or the Stock Holding Company, respectively, held by any person other than the Mutual Holding Company at the close of the Offering.

     6. The aggregate amount of Common Stock acquired in the Offering, plus all prior issuances of the Savings Bank, or the Stock Holding Company, as the case may be, by all Tax-Qualified Employee Stock Benefit Plans of the Savings Bank, or the Stock Holding Company, respectively, exclusive of any stock acquired by such plans in the secondary market, shall not exceed ten percent (10%) of the outstanding shares of Common Stock of the Savings Bank, or the Stock Holding Company, respectively, held by persons other than Mutual Holding Company at the close of the Offering.

     7. The aggregate amount of Stock, whether common or preferred, acquired in the Offering, by any one or more Tax-Qualified Employee Stock Benefit Plans of the Savings Bank, or the Stock Holding Company, as the case may be, exclusive of any stock acquired by such plans in the secondary market, shall not exceed ten percent (10%) of the stockholders' equity of the Savings Bank, or the Stock Holding Company, respectively, held by persons other than the Mutual Holding Company at the close of the Offering.

     8. The aggregate amount of Common Stock acquired in the Offering, plus all prior issuances of the Savings Bank, or the Stock Holding Company, as the case may be, by all Non Tax-Qualified Employee Stock Benefit Plans, Insiders and Associates of Insiders, exclusive of any stock acquired by said plans, Insiders, and Associates in the secondary market, shall not exceed thirty percent (30%) of the outstanding shares of Common Stock of the Savings Bank, or the Stock

Holding Company, respectively, held by persons other than the Mutual Holding Company at the close of the Offering. In calculating the number of shares held by Insiders and their Associates under this provision or the provision in paragraph 9 of this section, shares held by any Tax-Qualified or Non Tax-Qualified Employee Stock Benefit Plan of the Savings Bank, or the Stock Holding Company, respectively, that are attributable to such persons shall not be counted.

     9. The aggregate amount of Stock, whether common or preferred, acquired in the Offering, plus all prior issuances of the Savings Bank, or the Stock Holding Company, as the case may be, by all Non Tax-Qualified Employee Stock Benefit Plans of the Savings Bank, or the Stock Holding Company, respectively, Insiders, and Associates of Insiders, exclusive of any stock acquired by said plans, Insiders, and Associates in the secondary market, shall not exceed thirty-two percent (32%) of the stockholders' equity of the Savings Bank, or the Stock Holding Company, respectively, held by persons other than the Mutual Holding Company at the close of the Offering.

     If the number of shares of Common Stock otherwise allocable pursuant to Sections E.1 through E.6, inclusive, to any Person or that Person's Associates would be in excess of the maximum number of shares permitted as set forth above, the number of shares of Common Stock allocated to each such person shall be reduced to the lowest limitation applicable to that Person, and then the number of shares allocated to each group consisting of a Person and that Person's Associates shall be reduced so that the aggregate allocation to that Person and his or her Associates complies with the above maximums, and such maximum number of shares shall be reallocated among that Person and his or her Associates as they may agree, or in the absence of an agreement, in proportion to the shares subscribed by each (after first applying the maximums applicable to each Person, separately).

     Depending upon market or financial conditions, the Board of Directors of the Savings Bank, or the Stock Holding Company, if utilized, without further approval of the Members, may decrease or increase the maximum purchase limitation in this Stock Issuance Plan, provided that the maximum purchase limitation may not be decreased below 1% or increased to a percentage in excess of 5%. Notwithstanding the foregoing, the maximum purchase limitation may be increased up to 9.99% provided that orders for Common Stock exceeding 5% of the shares being offered shall not exceed, in the aggregate, 10% of the total offering. If the Savings Bank or the Stock Holding Company increases the maximum purchase limitations, the Savings Bank or the Stock Holding Company is only required to resolicit Persons who subscribed for the maximum purchase amount and may, in the sole discretion of the Savings Bank resolicit certain other large subscribers.

     In the event of an increase in the total number of shares offered in the Offering due to an increase in the Estimated Price Range of up to 15% (the "Adjusted Maximum") the additional shares will be allocated in the following order of priority: (i) to fill the Employee Plans' subscription to the Adjusted Maximum; (ii) in the event that there is an oversubscription at the Eligible Account Holder level, to fill unfulfilled subscriptions of Eligible Account Holders exclusive of the Adjusted Maximum according to Section E.1.; (iii) in the event there is an oversubscription at the Supplemental Eligible Account Holder level, to fill unfulfilled subscriptions of Supplemental Eligible Account Holders exclusive of the Adjusted Maximum according to Section E.3.; (iv) in the event that there is an oversubscription at the Other Member level, to fill unfulfilled subscriptions of Other Members exclusive of the Adjusted Maximum in accordance with Section E.4.; and (v) to fill unfulfilled Subscriptions in the Community Offering exclusive of the Adjusted Maximum in accordance with Section E.5.

     For purposes of this Section F, the Directors of the Savings Bank, the Mutual Holding Company and the Stock Holding Company, if utilized, shall not be deemed to be Associates or a group affiliated with each other or otherwise Acting in Concert solely as a result of their being Directors of the Savings Bank, the Mutual Holding Company or the Stock Holding Company.

     Each Person purchasing Common Stock in the Offering shall be deemed to confirm that such purchase does not conflict with the above purchase limitations contained in this Plan.

     For a period of three years following the Offering, no Officer, Director or their Associates shall purchase, without the prior written approval of the OTS, any outstanding shares of common stock of the Savings Bank, or the Stock Holding Company, if utilized, except from a broker-dealer registered with the SEC. This provision shall not apply to negotiated transactions involving more than one percent of the outstanding shares of common stock of the Savings Bank, or the Stock Holding Company, as the case may be, the exercise of any options pursuant to stock option plan or purchases of common stock of the Savings Bank, or the Stock Holding Company, as the case may be, made by or held by any Tax-Qualified Employee Stock Benefit Plan or Non-Tax-Qualified Employee Stock Benefit Plan of the Savings Bank, or the Stock Holding Company, as the case may be, (including the Employee Plans) which may be attributable to any Officer or Director. As used herein, the term "negotiated transaction" means a transaction in which the securities are offered and the terms and arrangements relating to any sale are arrived at through direct communications between the seller or any person acting on its behalf and the purchaser or his investment representative. The term "investment representative" shall mean a professional investment advisor acting as agent for the purchaser and independent of the seller and not acting on behalf of the seller in connection with the transaction.

G.   PAYMENT FOR COMMON STOCK

     All payments for Common Stock subscribed for in the Subscription, Community and Syndicated Community Offerings must be delivered in full to the Savings Bank or the Stock Holding Company, if utilized, together with a properly completed and executed Order Form, or purchase order in the case of the Syndicated Community Offering, on or prior to the expiration date specified on the Order Form or purchase order, as the case may be, unless such date is extended by the Savings Bank or Stock Holding Company; provided, however, that if the Employee Plans subscribe for shares during the Subscription Offering, such plans will not be required to pay for the shares at the time they subscribe but rather may pay for such shares of Common Stock subscribed for by such plans at the Actual Purchase Price upon consummation of the Offering, provided that, in the case of the employee stock ownership plan ("ESOP") there is in force from the time of its subscription until the consummation of the Offering, a loan commitment from the Mutual Holding Company, the

Stock Holding Company or an unrelated financial institution to lend to the ESOP, at such time, the aggregated Subscription Price of the shares for which it subscribed. The Savings Bank may make scheduled discretionary contributions to an Employee Plan provided such contributions do not cause the Savings Bank to fail to meet its regulatory capital requirement.

     Notwithstanding the foregoing, the Savings Bank, or the Stock Holding Company, as the case may be, shall have the right, in its sole discretion, to permit institutional investors to submit contractually irrevocable orders in the Community Offering and to thereafter submit payment for the Common Stock for which they are subscribing in the Community Offering at any time prior to 48 hours before the completion of the Offering, unless such 48 hour period is waived by the Savings Bank, or the Stock Holding Company, as the case may be, in its sole discretion.

     Payment for Common Stock subscribed for shall be made either in cash (if delivered in person), check or money order. Alternatively, subscribers in the Subscription and Community Offerings may pay for the shares subscribed for by authorizing the Savings Bank on the Order Form to make a withdrawal from the subscriber's Account at the Savings Bank in an amount equal to the purchase price of such shares. Such authorized withdrawal, whether from a savings passbook or certificate account, shall be without penalty as to premature withdrawal. If the authorized withdrawal is from a certificate account, and the remaining balance does not meet the applicable minimum balance requirement, the certificate shall be canceled at the time of withdrawal, without penalty, and the remaining balance will earn interest at the passbook rate. Funds for which a withdrawal is authorized will remain in the subscriber's Account but may not be used by the subscriber until the Common Stock has been sold or the 45-day period (or such longer period as may be approved by the OTS) following the Subscription and Community Offering has expired, whichever occurs first. Thereafter, the withdrawal will be given effect only to the extent necessary to satisfy the subscription (to the extent it can be filled) at the purchase price per share. Interest will continue to be earned on any amounts authorized for withdrawal until such withdrawal is given effect. Interest will be paid by the Savings Bank at not less than the passbook annual rate on payments for Common Stock received in cash or by check or money order. Such interest will be paid from the date payment is received by the Savings Bank until consummation or termination of the Offering. If for any reason the Offering is not consummated, all payments made by subscribers in the Subscription, Community and Syndicated Community Offerings will be refunded to them with interest. In case of amounts authorized for withdrawal from Accounts, refunds will be made by canceling the authorization for withdrawal. The Savings Bank is prohibited by regulation from knowingly making any loans or granting any lines of credit for the purchase of stock in the Offering, and therefore, will not do so.

H.   MANNER OF EXERCISING SUBSCRIPTION RIGHTS THROUGH ORDER FORMS

     As soon as practicable after the Offering Circular or Prospectus prepared by the Savings Bank, or the Stock Holding Company, as the case may be, has been declared effective by the OTS or the SEC, Order Forms will be distributed to all Eligible Account Holders, the Employee Plans, the Supplemental Eligible Account Holders and Other Members at their last known addresses appearing on the records of the Savings Bank for the purpose of subscribing to shares of Common Stock in the Subscription Offering and will be made available for use by those Persons entitled to purchase in the Community Offering. Notwithstanding the foregoing, the Savings Bank or the Stock Holding Company may elect to send Order Forms only to those Persons who request them after such notice as is approved by the OTS and is adequate to apprise all Eligible Account Holders, the Employee Plans, Supplemental Eligible Account Holders and Other Members of the pendency of the Subscription Offering has been given. Such notice may be included with the proxy statement for the Special Meeting of Members and may also be included in a notice of the pendency of the Offering and the Special Meeting of Members sent to all Eligible Account Holders and Supplemental Eligible Account Holders in accordance with regulations of the OTS.

     Each Order Form will be preceded or accompanied by the Offering Circular or Prospectus describing the Savings Bank, the Stock Holding Company, if applicable, the Common Stock and the Subscription and Community Offerings. Each Order Form will contain, among other things, the following:

     1. A specified date by which all Order Forms must be received by the Savings Bank or Stock Holding Company, which date shall be not less than twenty
(20), nor more than forty-five (45) days, following the date on which the Order Forms are mailed by the Savings Bank or Stock Holding Company, and which date will constitute the termination of the Subscription Offering;

     2. The Subscription Price per share for shares of Common Stock to be sold in the Subscription and Community Offerings;

     3. A description of the minimum and maximum number of shares of Common Stock which may be subscribed for pursuant to the exercise of subscription rights or otherwise purchased in the Community Offering;

     4. Instructions as to how the recipient of the Order Form is to indicate thereon the number of shares of Common Stock for which such person elects to subscribe and the available alternative methods of payment therefor;

     5. An acknowledgment that the recipient of the Order Form has received a final copy of the Offering Circular, prior to execution of the Order Form;

     6. A statement to the effect that all subscription rights are nontransferable, will be void at the end of the Subscription Offering, and can only be exercised by delivering within the subscription period such properly completed and executed Order Form, together with cash (if delivered in person), check or money order in the full amount of the purchase price as specified in the Order Form for the shares of Common Stock for which the recipient elects to subscribe in the Subscription Offering (or by authorizing on the Order Form that the Savings Bank withdraw said amount from the subscriber's Account at the Savings Bank) to the Savings Bank;

     7. A statement to the effect that the executed Order Form, once received by the Savings Bank, may not be modified or amended by the subscriber without the consent of the Savings Bank, and

     8.   A statement with respect to the residence of the subscriber.

     Notwithstanding the above, the Savings Bank, or the Stock Holding Company, as the case may be, will not accept orders received on photocopied or facsimilied order forms.

I.   UNDELIVERED, DEFECTIVE OR LATE ORDER FORMS:  INSUFFICIENT PAYMENT

     In the event Order Forms (a) are not delivered and are returned to the Savings Bank, or the Stock Holding Company, if utilized, by the United States Postal Service or the Savings Bank, or the Stock Holding Company, as the case may be, is unable to locate the addressee, (b) are not received back by the Savings Bank, or the Stock Holding Company, or are received by the Savings Bank or Stock Holding Company after the expiration date specified thereon, (c) are defectively filled out or executed, (d) are not accompanied by the full required payment, or, in the case of institutional investors in the Community Offering, by delivering irrevocable orders together with a legally binding commitment to pay in cash, check, money order or wire transfer the full amount of the purchase price prior to 48 hours before the completion of the Offering for the shares of Common Stock subscribed for (including cases in which savings accounts from which withdrawals are authorized are insufficient to cover the amount of the required payment), or (e) are not mailed pursuant to a "no mail" order placed in effect by the account holder, the subscription rights of the person to whom such rights have been granted will lapse as though such person failed to return the contemplated Order Form within the time period specified thereon; provided, however, that the Savings Bank, or the Stock Holding Company, as the case may be, may, but will not be required to, waive any immaterial irregularity on any Order Form or require the submission of corrected Order Forms or the remittance of full payment for subscribed shares by such date as the Savings Bank or Stock Holding Company may specify. The interpretation of the Savings Bank, or the Stock Holding Company, as the case may be, of terms and conditions of the Plan and of the Order Forms will be final, subject to the authority of the OTS.

J.   RESTRICTIONS ON RESALE OR SUBSEQUENT DISPOSITION

     1. All shares of Common Stock purchased by Directors or Officers of the Savings Bank in the Offering shall be subject to the restriction that, except as provided in Section J.2., below, or as may be approved by the OTS, no interest in such shares may be sold or otherwise disposed of for value for a period of one (l) year following the date of purchase.

     2. The restriction on disposition of shares of Common Stock set forth in Section J.1. above shall not apply to the following:

          (i) Any exchange of such shares in connection with a merger or acquisition involving the Savings Bank or the Stock Holding Company, as the case may be, which has been approved by the OTS; and

          (ii) Any disposition of such shares following the death of the person to whom such shares were initially sold under the terms of the Plan.

     3. With respect to all shares of Common Stock subject to restrictions on resale or subsequent disposition, each of the following provisions shall apply:

          (i) Each certificate representing shares restricted within the meaning of Section J.1., above, shall bear a legend prominently stamped on its face giving notice of the restriction;

          (ii) Instructions shall be issued to the stock transfer agent for the Savings Bank, or the Stock Holding Company, if utilized, not to recognize or effect any transfer of any certificate or record of ownership of any such shares in violation of the restriction on transfer; and

          (iii) Any shares of capital stock of the Savings Bank, or the Stock Holding Company, if utilized, issued with respect to a stock dividend, stock split, or otherwise with respect to ownership of outstanding shares of Common Stock subject to the restriction on transfer hereunder shall be subject to the same restriction as is applicable to such Common Stock.

K.   VOTING RIGHTS OF STOCKHOLDERS

     Following consummation of the Reorganization, the holders of the capital stock of the Savings Bank shall have the exclusive voting rights with respect to the Savings Bank as specified in its charter. The holders of the common stock of the Stock Holding Company, if utilized, shall have the exclusive voting rights with respect to the Stock Holding Company.

L.   TRANSFER OF SAVINGS ACCOUNTS AND CONTINUITY OF THE SAVINGS BANK

     Upon the Reorganization, each Savings Account Holder having a Savings Account at the Savings Bank prior to the Reorganization will continue to have a Savings Account, without payment therefor, in the same amount and subject to the same terms and conditions (except for voting and liquidation rights) as in effect prior to the Reorganization.

     After the Reorganization, the Savings Bank will succeed to all the rights, interests, duties and obligations of the Savings Bank before the Reorganization, including but not limited to, all rights and interests of the Savings Bank in and to its assets and properties, whether real, personal or mixed. The Savings Bank will continue to be a member of the Federal Home Loan Bank System and all its insured savings deposits will continue to be insured by the FDIC to the extent provided by applicable law.

M.   RESTRICTIONS ON ACQUISITION OF THE SAVINGS BANK AND STOCK HOLDING COMPANY

     1. In accordance with OTS regulations, for a period of three years from the date of consummation of the Reorganization, no Person, other than the Mutual Holding Company, or the Stock Holding Company, if utilized shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of an equity security of the Savings Bank without the prior written consent of the OTS.

     2. The charter of the Savings Bank contains a provision stipulating that no person, except the Mutual Holding Company, or the Stock Holding Company, if utilized, for a period of five years following the date of the Reorganization, shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of an equity security of the Savings Bank without the prior written approval of the OTS. In addition, such charter may also provide that for a period of five years following the Reorganization, shares beneficially owned in violation of the above-described charter provision shall not be entitled to vote and shall not be voted by any person or counted as voting stock in connection with any matter submitted to stockholders for a vote. In addition, special meetings of the stockholders relating to changes in control or amendment of the charter may only be called by the Board of Directors, and shareholders shall not be permitted to cumulate their votes for the election of directors.

     3. The Charter of the Stock Holding Company, if utilized, will contain a provision stipulating that in no event shall any record owner, except the Mutual Holding Company, of any outstanding shares of the Stock Holding Company's Common Stock who beneficially owns in excess of 10% of such outstanding shares be entitled or permitted to any vote in respect to any shares held in excess of 10%. In addition, the Charter and Bylaws of the Stock Holding Company will provide for staggered terms of the directors, noncumulative voting for directors, limitations on the calling of special meetings and certain notice requirements.

     4.   For the purposes of this Section M:

          (i) The term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution;

          (ii) The term "offer" includes every offer to buy or acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value;

          (iii) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise; and

          (iv) The term "security" includes non-transferable subscription rights issued pursuant to a plan of stock issuance as well as a "security" as defined in 15 U.S.C. Section 78c(a)(10).

N.   PAYMENT OF DIVIDENDS AND REPURCHASE OF STOCK

     The Savings Bank shall not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its regulatory capital to be reduced below the federal regulatory capital requirement set forth in Section 567.2 of the Rules and Regulations of the OTS. Otherwise, the Savings Bank may declare dividends, make capital distributions or repurchase its capital stock in accordance with applicable law and regulations.

O.   AMENDMENT OF PLAN

     If deemed necessary or desirable, this Stock Issuance Plan may be substantively amended by the Savings Bank's and the Stock Holding Company's Board of Directors at any time prior to approval of the Stock Issuance Plan by the OTS, and at any time thereafter with the concurrence of the OTS. Any amendment to the Plan made after approval by the Members with the approval of the OTS shall not necessitate further approval by the Members unless otherwise required by the OTS. This Stock Issuance Plan may be terminated by the Boards of Directors at any time prior to approval of the Stock Issuance Plan by the OTS and at any time thereafter with the concurrence of the OTS.

P.   CONSUMMATION OF REORGANIZATION

     The Reorganization of the Savings Bank shall be deemed to take place and be effective upon the completion of all requisite organizational procedures for obtaining a Federal Stock Savings Bank Charter for the Savings Bank and sale of all Common Stock.

Q.   REGISTRATION AND MARKETING

     Within the time period required by applicable laws and regulations, the Savings Bank, or the Stock Holding Company, if utilized, will register the securities issued in connection with the Offering pursuant to the Securities Exchange Act of 1934 and will not deregister such securities for a period of at least three years thereafter, except that the maintenance of registration for three years requirement may be fulfilled by any successor to the Savings Bank, or the Stock Holding Company, as the case may be. In addition, the Savings Bank, or the Stock Holding Company, if utilized, will use its best efforts to encourage and assist a market-maker to establish and maintain a market for the Common Stock and to list those securities on a national or regional securities exchange or the Nasdaq Stock Market.

R.   RESIDENTS OF FOREIGN COUNTRIES AND CERTAIN STATES

     The Savings Bank, or the Stock Holding Company, if utilized, will make reasonable efforts to comply with the securities laws of all States in the United States in which Persons entitled to subscribe for shares of Common Stock pursuant to the Stock Issuance Plan reside. However, no such Person will be issued subscription rights or be permitted to purchase shares of Common Stock in the Subscription Offering if such Person resides in a foreign country or in a state of the United States with respect to which both of the following apply:
(1) a small number of Persons otherwise eligible to subscribe for shares under the Plan reside in such state; and (2) the issuance of subscription rights or the offer or sale of shares of Common Stock to such Persons would require the Savings Bank, or the Stock Holding Company, as the case may be, under the securities laws of such state, to register as a broker, dealer, salesman or agent or to register or otherwise qualify its securities for sale in such state and such registration or qualification would be impracticable for reasons of cost or otherwise.

S.   EXPENSES OF OFFERING

     The Savings Bank shall use its best efforts to assure that expenses incurred by it in connection with the Offering shall be reasonable.

T.   INTERPRETATION

     All interpretations of this Stock Issuance Plan and application of its provisions to particular circumstances by a majority of the Board of Directors of the Savings Bank shall be final, subject to the authority of the OTS.

Attachments

A-1 and A-2:   Charter and Bylaws of Mutual Holding Company
B-1 and B-2:   Charter and Bylaws of Stock Holding Company
C-1 and C-2:   Charter and Bylaws of Stock Savings Bank

                                                                  ATTACHMENT A-1

                    FEDERAL MUTUAL HOLDING COMPANY CHARTER

        Section 1. Corporate title.  The name of the mutual holding company
                   ---------------
hereby chartered is West Essex Bancorp, M.H.C. (the "Holding Company").

        Section 2. Duration.  The duration of the Holding Company is perpetual.
                   --------

        Section 3. Purpose and powers.  The purpose of the Holding Company is to
                   ------------------
pursue any or all of the lawful objectives of a federal mutual savings and loan holding company chartered under section 10(o) of the Home Owners' Loan Act, 12 U.S.C. 1467a(o), and to exercise all of the express, implied, and incidental powers conferred thereby and all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision ("OTS").

        Section 4. Capital.  The Holding Company shall have no capital stock.
                   -------

        Section 5. Members.  All holders of the savings, demand, or other
                   -------
authorized accounts of West Essex Bank (the "Bank") are members of the Holding Company. In the consideration of all questions requiring action by the members of the Holding Company, each holder of an account shall be permitted to cast one vote for each $100, or fraction thereof, of the withdrawal value of the member's account. Borrowers as of November 16, 1995 shall continue to have one vote for the period of time such borrowings are in existence. No member, however, shall cast more than 1,000 votes. Voting may be by proxy, which is subject to the rules and regulations of the OTS. Any number of members present and voting represented in person or by proxy, at a regular or special meeting of the members shall constitute a quorum. A majority of all votes cast at any meeting of the members shall determine any question. All accounts shall be nonassessable.

        Section 6. Directors.  The Holding Company shall be under the direction
                   ---------
of a board of directors. The authorized number of directors shall not be fewer than five nor more than fifteen, as fixed in the Holding Company's bylaws, except that the number of directors may be decreased to a number less than five or increased to a number greater than fifteen with the prior approval of the OTS. Each director of the Holding Company shall be a member of the Holding Company. Members of the Holding Company shall elect the directors, provided that, in the event of a vacancy on the board, the board of directors may fill such vacancy, if the members of the Holding Company fail to do so, by electing a director to serve until the next annual meeting of members. Directors shall be elected for periods of three years and until their successors are elected and qualified, except that provision shall be made for the election of approximately one-third of the board each year.

        Section 7. Capital, surplus, and distribution of earnings.
                   ----------------------------------------------

        a. The Holding Company shall maintain for the purpose of meeting losses the amount of capital required by Section 5 of the Home Owners' Loan Act and by regulations of the OTS. The Holding Company shall distribute net earnings to account holders of the Bank on such basis and in accordance with such terms and conditions as may from time to time be authorized by the Director of the OTS; provided, that the Holding Company may establish minimum-balance requirements
--------
for accounts to be eligible for distribution of earnings and provided, further, that the Holding Company shall not distribute net earnings or any other item of value to members in connection with any Business Combination as defined in this
Section 7, corporate reorganization or similar transactions except with the approval of at least three-fourths of the Board.

        Any voluntary liquidation, dissolution, or winding up of the Holding Company must be approved by an affirmative vote of three-fourths of the Board. All holders of accounts of the Bank shall be entitled to equal distribution of assets of the Holding Company pro rata to the value of their accounts in the
                              --- ----
Bank, in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Holding Company.

        b. For purposes of this Section 7, "Business Combination" shall mean:

           1) any merger or consolidation of the Holding Company or any of its subsidiaries with any entity which was not formed on behalf of the Holding Company pursuant to two-thirds majority vote of Disinterested Directors; or

           2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or series of transactions) of 25% or more of the consolidated assets of the Holding Company and its subsidiaries to or with any entity which was not formed on behalf of the Holding Company pursuant to a two-thirds majority vote of Disinterested Directors; or

           3) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or series of transactions) of assets of the Holding Company or its subsidiaries which would result in a 10% or more reduction in the capital of the Holding Company.

        c. For purposes of this Section 7, "Business Combination" shall not include:

           1) any merger or consolidation of the Holding Company or any of its subsidiaries or any sale, lease or exchange of the assets of the Holding Company or any subsidiary which has been initiated, ordered or directed by the Office or any other appropriate federal banking agency pursuant to any applicable law or regulation.

        d. "Disinterested Director" shall mean any member of the board of directors of the Holding Company or its subsidiaries who, during the period commencing one year prior to the proposal of the Business Combination and ending on the vote by the board of directors upon the proposed Business Combination, was not an agent of or otherwise associated with any party to the Business Combination other than: (i) the Holding Company, (ii) any subsidiary of the Holding Company or (iii) any other entity formed on behalf of the Holding Company, and any director who is thereafter chosen to fill any vacancy of the board of directors or who is elected to the board of directors and who, in either event, is not a agent of or associated with any party to the Business Combination other than: (i) the Holding Company, (ii) any subsidiary of the Holding Company or (iii) any other entity formed on behalf of the Holding Company.

        e. "Interested Member" shall mean any member of the Holding Company who is an agent of or otherwise associated with any party to Business Combination other than: (i) the Holding Company, (ii) any subsidiary of the Holding Company or (iii) any other entity formed on behalf of the Holding Company.

        f. For the purposes of this Charter, a person shall be considered to be an "agent of" or "otherwise associated with" a party, if: (i) such person was employed by, received financial support from or had any equity or other interest in the party, (ii) such person had a contractual relationship with the party,
(iii) such person controls, is controlled by or is under common control with the party, (iv) such person is an immediate family member of the party, as defined by 12 C.F.R. 574.2(j), (v) such person is acting in concert with the party, as defined by 12 C.F.R. 574.2(c), (vi) such person is an associate of the party, as defined by 12 C.F.R.563b.2(a)(5), or (vii) such person is an officer, director or employee of the party.

        Section 8. Amendment of Charter.  Adoption of any preapproved charter
                   --------------------
amendment shall be effective after such preapproved amendment has been submitted to and approved by the members at a legal meeting. Any other amendment, addition, change or repeal of this charter must be approved by the OTS prior to approval by the members at a legal meeting and shall be effective upon filing with the OTS in accordance with regulatory procedures.

Attest:


-------------------------------------  ---------------------------------------
Corporate Secretary                    President and Chief Executive
                                       Officer



Attest:                                Office of Thrift Supervision


                                       By:
-------------------------------------     ------------------------------------
Secretary
Office of Thrift Supervision

                                       EFFECTIVE DATE:
                                                      ------------------------

                                                                  ATTACHMENT A-2

                                    BYLAWS
                                      OF
                          WEST ESSEX BANCORP, M.H.C.


     1.   Annual meeting of members.  The annual meeting of the members of the
          -------------------------
Holding Company for the election of directors and for the transaction of any other business of the Holding Company shall be held, as designated by the board of directors, at a location within the state that constitutes the principal place of business of the Holding Company at 4:00 p.m. on a day that is within 150 days after the end of the Holding Company's fiscal year, which shall be, unless otherwise specified by the Board, the third Wednesday in April each year, if not a legal holiday, or if a legal holiday then on the next succeeding day not a legal holiday. The annual meeting may be held at such other times on such day or at such other place in the same state as the board of directors may determine. At each annual meeting, the officers shall make a full report of the financial condition of the Holding Company and of its progress for the preceding year and shall outline a program for the succeeding year. Annual meetings shall be conducted by the Chairman of the annual meeting in accordance with the written procedures agreed to by the board of directors.

     2.   Special meetings of members.  Special meetings of the members of the
          ----------------------------
Holding Company may be called at any time by the president or the majority of the board of directors and shall be called by the president or the secretary upon the written request of members of record, holding in the aggregate at least 10% or more of the voting capital of the Holding Company. Voting capital shall mean the maximum number of votes eligible to be cast at a legal meeting of members as determined at the most recent practicable date. Such written request shall state the purpose of the meeting and shall be delivered at the principal place of business of the Holding Company addressed to the president. The business which may be brought before and acted upon at any special meeting shall be limited to those matters specified by the Board of Directors or, in the case of a special meeting called by the members pursuant to this Section 2, those matters specified by such members in the written request delivered to the president or the secretary. Special meetings shall be conducted by the Chairman of the special meeting in accordance with written procedures agreed to by the board of directors.

     3.   Notice of meeting of members.  Notice of each meeting shall be either
          ----------------------------
published once a week for the two successive calendar weeks (in each instance on any day of the week) immediately prior to the week in which such meeting shall convene, in a newspaper printed in the English language and of general circulation in the city or county in which the principal place of business of the Holding Company is located, or mailed postage prepaid at least 15 days and not more than 45 days prior to the date on which such meeting shall convene, to each of its members of record at the last address appearing on the books of the Holding Company. Such notice shall state the name of the Holding Company, the place of the meeting, the date and time when it shall convene, and the matters to be considered. A similar notice shall be posted in a conspicuous place in each of the offices of West Essex Bank (the "Bank") during the 14 days immediately preceding the date on which such meeting shall convene. If any member, in person or by authorized attorney, shall waive in writing notice of any meeting of members, notice thereof need not be given to such member. When any meeting is adjourned for 30 days or more, notice of the adjournment and reconvening of the meeting shall be given as in the case of the original meeting.

     4.   Fixing of record date.  For the purpose of determining members
          ---------------------
entitled to notice of or to vote at any meeting of members or any adjournment thereof, or in order to make a determination of members for any other proper purpose, the board of directors shall fix in advance a record date for any such determination of members. Such date shall be not more than 60 days nor fewer than 10 days prior to the date on which the action, requiring such determination of members, is to be taken. The member entitled to participate in any such action shall be the member of record on the books of the Holding Company on such record date. The number of votes which each member shall be entitled to cast at any meeting of the members shall be determined from the books of the Holding Company as of such record date. Any member of such record date who ceases to be a member prior to such meeting shall not be entitled to vote at that meeting.

     5.   Member quorum.  Any number of members present and voting, represented
          -------------
in person or by proxy, at a regular or special meeting of the members shall constitute a quorum. A majority of all votes cast at any meeting of the members shall determine any question, unless otherwise required by regulation. Directors, however, are elected by a plurality of the votes cast at an election of directors. At any adjourned meeting any business may be transacted which might have been transacted at the meeting as originally called. Members present at a duly constituted meeting may continue to transact business until adjournment.

     6.   Voting by proxy.  Voting at any annual or special meeting of the
          ---------------
members may be by proxy pursuant to the rules and regulations of the Office of Thrift Supervision ("Office"), provided, that no proxies shall be voted at any meeting unless such proxies shall have been placed on file with the secretary of the Holding Company, for verification, prior to the convening of such meeting. All proxies with a term greater than eleven months or solicited at the expense of the Holding Company must run to the board of directors as a whole, or to a committee appointed by a majority of such board.

     7.   Communication between members.  Communication between members shall be
          -----------------------------
subject to any applicable rules or regulations of the Office, including Section
545.131 of the Office's regulations. The Board of Directors shall have sole discretion to determine the propriety of communications between members.

     8.   Number of directors.  The number of directors of the Holding Company
          -------------------
shall be six (6).  Each director shall be a member of West Essex Bank.
Directors shall be elected for periods of one to three years and until their successors are elected and qualified, but if a staggered board is chosen, provision shall be made for the election of approximately one-third or one-half of the board each year, as appropriate. No person 75 years of age shall be eligible for election, reelection, appointment or reappointment to the board of the Holding Company. No director shall serve as such beyond the annual meeting of the Holding Company immediately following the director becoming 75. This age limitation does not apply to an advisory director. It is specifically understood that the age limitation set forth herein for any Director of the Board in office as of April 19, 1995 shall not apply.

     9.   Meetings of the board.  The board of directors shall meet regularly
          ---------------------
without notice at the principal place of business of the Holding Company at least once each month at an hour and date fixed by resolution of the board, provided that the place of meeting may be changed by the directors. Special meetings of the board may be held at any place specified in a notice of such meeting and shall be called by the secretary upon the written request of the chairman of the board or of the majority of the board of directors. All special meetings shall be held upon at least 24 hours written notice to each director unless notice is waived in writing before or after such meeting. Such notice shall state the place, date, time, and purposes of such meeting. A majority of the authorized directors shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board. Action may be taken without a meeting if unanimous written consent is obtained for such action.

     Members of the board of directors may participate in meetings by means of conference telephone or in similar communications equipment by which all persons participating in the meeting can hear and speak to each other.

     The meetings shall be under the direction of a Chairman, appointed annually by the board, or in the absence of the Chairman, the Vice Chairman, or in the absence of the Vice Chairman, the meetings shall be under the direction of the president. Regular and special meetings of the Board shall be conducted in accordance with the rules determined by the Chairman.

     10.  Officers, employees and agents.  Annually at the meeting of the board
          ------------------------------
of directors of the Holding Company next following the annual meeting of the members of the Holding Company, the board of directors may elect one of its members to preside at its meetings as Chairman of the Board, and may elect one of its members as Vice Chairman to preside in the absence of the Chairman. At such meeting, the board shall elect a president, one or more vice presidents, a secretary, and a treasurer: Provided, that the offices of president and
                             --------
secretary may not be held by the same person and a vice president may also be the treasurer. The board may appoint such additional officers, employees, and agents as it may from time to time determine. The term of office of all officers shall be one year or until their respective successors are elected and qualified; but any officer may be removed at any time by a three-fourths vote of the board. In the absence of designation from time to time of powers and duties by the board, the officers shall have such powers and duties as generally pertain to their respective offices.

     11A. Vacancies, resignation or removal of directors. Members of the Holding
          ----------------------------------------------
Company shall elect directors by ballot; provided, that in the event of a vacancy on the board between meetings of members, the board of directors may, by their affirmative vote, fill such vacancy, even if the remaining directors constitute less than a quorum. A director elected to fill a vacancy shall be elected to serve only until the next election of directors by the members. Any director may resign at any time by sending a written notice of such resignation to the office of the Holding Company delivered to the secretary. Unless otherwise specified therein such resignation shall take effect upon receipt by the secretary. More than three consecutive absences from regular meetings of the board, unless excused by resolution of the board, shall automatically constitute a resignation, effective when such resignation is accepted by the board.

     At a meeting of members called expressly for that purpose, directors or the entire board may be removed, only with cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

     11B. Emergency appointment of directors.  In the event the number of
          ----------------------------------
directors falls below five, the minimum number required by law, the number of directors shall be restored to five, automatically and simultaneously, by the appointment of new directors, from the ranks of the Holding Company's directors emeritus, in the reverse order (last to retire, first to be appointed) of their retirement, provided any such director emeritus so appointed is able to serve in such capacity.

     Directors so appointed shall remain as directors until their successor is appointed or elected, but in no event shall the appointment of said director continue for more than one year. Any provisions in these Bylaws pertaining to the age of a director shall be waived for directors emeritus so appointed.

     12.  Powers of the board.  The board of directors shall have the power:
          -------------------

          (a) By resolution, to appoint from among its members and remove an executive committee, which committee shall be comprised of at least the majority of the Board and shall have and may exercise the powers of the board between the meetings of the board, but no such committee shall have the authority of the board to amend the charter or bylaws, adopt a plan of merger, consolidation, dissolution, or provide for the disposition of all or substantially all of the property and assets of the Holding Company. Such committee shall not operate to relieve the board, or any member thereof, of any responsibility imposed by law;

          (b) To appoint and remove by resolution the members of such other committees as may be deemed necessary and prescribe the duties thereof;

          (c) To fix the compensation of directors, officers, and employees; and to remove any officer or employee at any time with or without cause;

          (d) To limit payments on capital which may be accepted; and

          (e) To exercise any and all of the powers of the Holding Company not expressly reserved by the charter to the members.

     13.  Execution of instruments, generally.  All documents and instruments
          -----------------------------------
or writings of any nature shall be signed, executed, verified, acknowledged, and delivered by such officers, agents, or employees of the Holding Company or any one of them and in such manner as from time to time may be determined by resolution of the board. All notes, drafts, acceptances, checks, endorsements, and all evidences of indebtedness of the Holding Company whatsoever shall be signed by such officer or officers or such agent or agents of the Holding Company and in such manner as the board may from time to time determine. Endorsements for deposit to the credit of the Holding Company in any of its duly authorized depositaries shall be made in such manner as the board may from time to time determine. Proxies to vote with respect to shares or accounts of other associations or stock of other corporations owned by, or standing in the name of, the Holding Company may be executed and delivered from time to time on behalf of the Holding Company by the president or a vice president and the secretary or an assistant secretary of the Holding Company or by any other persons so authorized by the board.

     14.  Nominating committee.  The chairman, at least 30 days prior to the
          ---------------------
date of each annual meeting, shall appoint a nominating committee of three persons who are members of the Holding Company. Such committee shall make nominations for directors in writing and deliver to the secretary such written nominations at least 15 days prior to the date of the annual meeting, which nominations shall then be posted in a prominent place in the principal place of business for the 15-day period prior to the date of the annual meeting, except in the case of a nominee substituted as a result of death or other incapacity. Provided such committee is appointed and makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by members are made in writing and delivered to the secretary of the Holding Company at least 10 days prior to the date of the annual meeting, which nominations shall then be posted in a prominent place in the principal place of business for the 10-day period prior to the date of the annual meeting, except in the case of a nominee substituted as a result of death or other incapacity. Ballots bearing the names of all persons nominated by the nominating committee and by other members prior to the annual meeting shall be provided for use by the members at the annual meeting. If at any time the chairman shall fail to appoint such nominating committee, or the nominating committee shall fail or refuse to act at least 15 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any member and shall be voted upon.

     15.  New business.  Any new business to be taken up at the annual meeting,
          ------------
including any proposal to increase or decrease the number of directors of the Holding Company, shall be stated in writing and filed with the secretary of the Holding Company at least 30 days before the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting; but no other proposal shall be acted upon at the annual meeting. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of the reports of officers and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

     16.  Seal. The seal shall be two concentric circles between which shall be
          ----
the name of the Holding Company. The year of incorporation, the word "incorporated," or an emblem, may appear in the center.

     17.  Indemnification.  The Holding Company shall indemnify all officers,
          ---------------
directors and employees of the Holding Company, and their heirs, executors and administrators, to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of the Holding Company, whether or not they continue to be a director or officer at the time of incurring such expenses or liabilities, such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements. Any payments made to any officer or director pursuant to this Section are subject to and conditioned upon compliance with the rules or regulations of the Office and 12 C.F.R. Section 359.5.

     18.  Amendment.  Adoption of any bylaw amendment pursuant to Section 544.5
          ---------
of the Office's regulations, as long as consistent with applicable law, rules and regulations, and which adequately addresses the subject and purpose of the stated bylaw section, shall be effective after: (i) approval of the amendment by a majority vote of the authorized board, or by a vote of the members of the Holding Company at a legal meeting, and (ii) receipt of any applicable regulatory approval. When the Holding Company fails to meet its quorum requirements, solely due to vacancies on the board, the bylaws may be amended by an affirmative vote of a majority of the sitting board.

                                                                  ATTACHMENT B-1

                 FEDERAL MHC SUBSIDIARY HOLDING COMPANY CHARTER
                                      FOR
                            WEST ESSEX BANCORP, INC.


                          SECTION 1. CORPORATE TITLE.

     The full corporate title of the MHC subsidiary holding company is West Essex Bancorp, Inc. (the "Holding Company").

                              SECTION 2. DOMICILE

     The domicile of the Holding Company is in the city of Caldwell, in the State of New Jersey.

                              SECTION 3. DURATION.

     The duration of the Holding Company is perpetual.

                         SECTION 4. PURPOSE AND POWERS.

     The purpose of the Holding Company is to pursue any or all of the lawful objectives of a federal mutual holding company chartered under Section 10(o) of the Home Owners' Loan Act, 12 U.S.C. 1467a(o), and to exercise all the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision ("Office").

                           SECTION 5. CAPITAL STOCK.

     The total number of shares of all classes of the capital stock which the Holding Company has authority to issue is ten million shares (10,000,000), of which nine million shares (9,000,000) shall be common stock, par value $.01 per share and of which one million shares (1,000,000) shall be preferred stock, par value $.01 per share. The shares may be issued from time to time as authorized by the Board of Directors without further approval of shareholders except as otherwise provided in this Section 5 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Holding Company. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted), labor, or services actually performed for the Holding Company, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the Board of Directors of the Holding Company, shall be conclusive.

Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the Holding Company which is transferred to common stock or paid-in capital accounts upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

     Except for shares issued in the initial organization of the Holding Company, no shares of capital stock (including shares issuable upon conversion, exchange, or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons of the Holding Company other than as part of a general public offering or as qualifying shares to a director, unless their issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

     Nothing contained in this Section 5 (or in any supplementary sections hereto) shall entitle the holders of any class or series of capital stock to vote as a separate class or series or to more than one vote per share:

provided, that this restriction on voting separately by class or series shall
--------
not apply:

     (i) To any provision which would authorize the holders of preferred stock, voting as a class or series, to elect some members of the Board of Directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

     (ii) To any provision which would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the Holding Company with another corporation or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of a corporation other than the Holding Company if the preferred stock is exchanged for securities of such other corporation: Provided, that no provision may require such approval for transactions undertaken with the assistance or pursuant to the direction of the Office or the Federal Deposit Insurance Corporation;

     (iii)To any amendment which would adversely change the specific terms of any class or series of capital stock as set forth in this Section 5 (or in any supplementary sections hereto), including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving Holding Company in a merger or consolidation for the Holding Company, shall not be considered to be such an adverse change.

     A description of the different classes and series (if any) of the Holding Company's capital stock and a statement of the designations, and the relative rights, preferences, and limitations of the shares of each class of and series (if any) of capital stock are as follows:

     A.   Common Stock.  Except as provided in this Section 5 (or in any
          ------------
          supplementary sections thereto) the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder and there shall be no right to cumulate votes in an election of directors.

          Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, or retirement fund, or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

          In the event of any liquidation, dissolution, or winding up of the Holding Company, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Holding Company available for distribution remaining after: (i) payment or provision for payment of the Holding Company's debts and liabilities; (ii) distributions or provision for distributions in settlement of a liquidation account; and (iii) distributions or provision for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the Holding Company. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

     B.   Preferred Stock.  The Holding Company may provide in supplementary
          ---------------
          sections to its charter for one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The terms of each series shall be set forth in a supplementary section to the charter. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

          (a) The distinctive serial designation and the number of shares constituting such series;

          (b) The dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s) the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

          (c) The voting powers, full or limited, if any, of the shares of such series;

          (d) Whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed;

          (e) The amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Holding Company;

          (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

          (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the Holding Company and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

          (h) The price or other consideration for which the shares of such series shall be issued; and

          (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

     Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

     The Board of Directors shall have authority to divide, by the adoption of supplementary charter sections, any authorized class of preferred stock into series, and, within the limitations set forth in this section and the remainder of this charter, fix and determine the relative rights and preferences of the shares of any series so established.

     Prior to the issuance of any preferred shares of a series established by a supplementary charter section adopted by the Board of Directors, the Holding Company shall file with the Secretary to the Office a dated copy of that supplementary section of this charter establishing and designating the series and fixing and determining the relative rights and preferences thereof.

                       SECTION 6.  LIMITATIONS ON VOTING.

     Notwithstanding any other provision of this Charter, in no event may any record owner of any outstanding Common Stock that is beneficially owned, directly or indirectly, by a person (other than West Essex Bancorp, M.H.C., the parent holding company of the Holding Company) who, as of any record date for the determination of shareholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of Common Stock (the "Limit"), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit. The number of votes that may be cast by any record owner by virtue of the provisions hereof in respect of Common Stock beneficially owned by such person beneficially owning shares in excess of the Limit is a number equal to the total number of votes that a single record owner of all Common Stock beneficially owned by such person would be entitled to cast, (subject to the provisions of this Section 6) multiplied by a fraction, the numerator of which is the number of shares of such class or series that are both beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of Common Stock beneficially owned by such person owning shares in excess of the Limit.

     The following definitions apply to this Section 6:

     a. "Affiliate" has the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date of filing of this Charter.

     b. "Beneficial ownership" is determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, (or any successor rule or statutory provision), or, if said Rule 13d-3 is rescinded and there is no successor rule or provision thereto, pursuant to said Rule 13d-3 as in effect on the date of filing of this Charter; provided, however, that a person is, in any event, also deemed the "beneficial owner" of any Common Stock:

            (1) that such person or any of its affiliates beneficially owns, directly or indirectly; or

                (2) that such person or any of its affiliates has:  (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but is not deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of shareholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such Affiliate is otherwise deemed the beneficial owner); or

                (3) that are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this Holding Company; and provided further, however, that: (1) no Director or Officer of this Holding Company (or any Affiliate of any such Director or Officer), solely by reason of any or all of such Directors or Officers acting in their capacities as such, will be deemed, for any purposes hereof, to beneficially own any Common Stock beneficially owned by any other such Director or Officer (or any Affiliate thereof); and (2) neither any employee stock ownership or similar plan of the Holding Company or any subsidiary of this Holding Company, nor any trustee with respect thereto or any Affiliate of such trustee (solely by reason of such capacity of such trustee), will be deemed, for any purposes hereof, to beneficially own any Common Stock held under any such plan. For purposes only of computing the percentage of beneficial ownership of Common Stock of a person, the outstanding Common Stock includes shares deemed owned by such person through application of this Section, but does not include any other Common Stock that may be issuable by the Holding Company pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding Common Stock includes only Common Stock then outstanding and does not include any Common Stock that may be issuable by the Holding Company pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

     c.   The "Limit" means 10% of the then-outstanding shares of Common Stock.

     d. A "person" includes an individual, a firm, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities or any other entity.

     The Board of Directors has the power to construe and apply the provisions of this section and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to:
(i) the number of shares of Common Stock beneficially owned by any person; (ii) whether a person is an affiliate of another; (iii) whether a person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership; (iv) the application of any other definition or operative provision of the section to the given facts; or (v) any other matter relating to the applicability or effect of this section.

     The Board of Directors has the right to demand that any person who is reasonably believed to beneficially own Common Stock in excess of the Limit (or holds of record Common Stock beneficially owned by any person in excess of the Limit) supply the Holding Company with complete information as to: (i) the record owner(s) of all shares beneficially owned by such person who is reasonably believed to own shares in excess of the Limit; and (ii) any other factual matter relating to the applicability or effect of this section as may reasonably be requested of such person.

     Except as otherwise provided by law or expressly provided in this Section 6, the presence, in person or by proxy, of the holders of record of shares of capital stock of the Holding Company entitling the holders thereof to cast a majority of the votes (after giving effect, if required, to the provisions of this Section 6) entitled to be cast by the holders of shares of capital stock of the Holding Company entitled to vote constitutes a quorum at all meetings of the shareholders, and every reference in this Charter to a majority or other proportion of capital stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for stockholder consent or approval is deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock.

     Any constructions, applications, or determinations made by the Board of Directors pursuant to this section in good faith and on the basis of such information and assistance as was then reasonably available for such purpose is conclusive and binding upon the Holding Company and its shareholders.

     In the event any provision (or portion thereof) of this Section 6 is found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Section will remain in full force and effect, and be construed as if such invalid, prohibited or unenforceable provision had been stricken from this Section 6 or otherwise rendered inapplicable, it being the intent of the Holding Company and its shareholders that each such remaining provision (or portion thereof) of this Section 6 remain, to the extent permitted by law, applicable and enforceable as to all shareholders, including shareholders owning an amount of stock over the Limit, notwithstanding any such finding.

                         SECTION 7. PREEMPTIVE RIGHTS.

     Holders of the capital stock of the Holding Company are not entitled to preemptive rights with respect to any shares of the Holding Company that may be issued.

                             SECTION 8. DIRECTORS.

     The Holding Company shall be under the direction of a Board of Directors. The authorized number of directors, as stated in the Holding Company's bylaws, shall be not be less than five nor more than 15 except when a greater or lesser number is approved by the Director of the Office, or his or her delegate.

                        SECTION 9. CONDUCT OF BUSINESS.

     The following provisions are inserted for the management of the business and the conduct of the affairs of the Holding Company, and for further definition, limitation and regulation of the powers of the Holding Company and of its directors and shareholders:

         A. Any action required or permitted to be taken by the shareholders of the Holding Company must be effected at a duly called annual or special meeting of shareholders of the Holding Company and may not be effected by any consent in writing by such shareholders.

         B. Special meetings of shareholders of the Holding Company may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board or as otherwise provided in the Bylaws. The term "Whole Board" means the total number of authorized directorships (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

                              SECTION 10.  BYLAWS.

     The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Holding Company. Any adoption, amendment or repeal of the Bylaws of the Holding Company by the Board of Directors requires the approval of a majority of the Whole Board. The shareholders also have power to adopt, amend or repeal the Bylaws of the Holding Company by at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Holding Company entitled to vote generally in the election of directors (after giving effect to the provisions of Section 6), voting together as a single class.

                    SECTION 11.  TENDER AND EXCHANGE OFFERS.

         A. The Board of Directors of the Holding Company, when evaluating any offer of another Person (as hereinafter defined in this Section 11) to: (1) make a tender or exchange offer for any equity security of the Holding Company;
(2) merge or consolidate the Holding Company with another corporation or entity; or (3) purchase or otherwise acquire all or substantially all of the properties and assets of the Holding Company, may, in connection with the exercise of its judgment in determining what is in the best interest of the Holding Company and its shareholders, give due consideration to all relevant factors, including, without limitation, those factors that directors of any subsidiary of the Holding Company may consider in evaluating any action that may result in a change or potential change in the control of the subsidiary, and the social and economic effect of acceptance of such offer: on the Holding Company's present and future customers and employees and those of its Subsidiaries (as hereinafter defined ); on the communities in which the Holding Company and its Subsidiaries operate or are located; on the ability of the Holding Company to fulfill its corporate objective as a savings and loan holding company under applicable laws and regulations; and on the ability of its subsidiary savings bank to fulfill the objectives of a federally-chartered stock form savings bank under applicable statutes and regulations.

         B. For the purposes of this Section 11:

               1. A "Person" includes an individual, a firm, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities or any other entity.

               2. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Holding Company.

                       SECTION 12. AMENDMENT OF CHARTER.

     Except as provided in Section 5, no amendment, addition, alteration, change, or repeal of this charter shall be made, unless such is proposed by the Board of Directors of the Holding Company, approved by the shareholders by a majority of the votes eligible to be cast at a legal meeting, unless a higher vote is otherwise required, and approved or preapproved by the Office.



                                       WEST ESSEX BANCORP, INC.



Attest:________________________        By:_____________________________________
                                          Leopold W. Montanaro
        Corporate Secretary               President and Chief Executive Officer



                                       OFFICE OF THRIFT SUPERVISION


Attest:________________________        By:_____________________________________
        Secretary to the OTS


Declared effective on
the _____ day of __________, 1998

                                                                  ATTACHMENT B-2

                                   BYLAWS OF
                           WEST ESSEX BANCORP, INC.

                             ARTICLE I.  DOMICILE

     The domicile of West Essex Bancorp, Inc. (the "Holding Company") is 417 Bloomfield Avenue, Caldwell, in the County of Essex, in the State of New Jersey.

                           ARTICLE II.  SHAREHOLDERS

     Section l.  Place of Meetings.  All annual and special meetings of
     -----------------------------
shareholders shall be held at the home office of the Holding Company or at such other convenient place as the board of directors may determine.

     Section 2.  Annual Meeting.  A meeting of the shareholders of the Holding
     --------------------------
Company for the election of directors and for the transaction of any other business of the Holding Company shall be held annually within 150 days after the end of the Holding Company's fiscal year which shall be, unless otherwise specified by the Board, the third Wednesday of April if not a legal holiday, and if a legal holiday, then on the next day following which is not a legal holiday, at 4:00 p.m., or at such other date and time within such 150-day period as the board of directors may determine.

     Section 3.  Special Meetings.  Special meetings of the shareholders for any
     ----------------------------
purpose or purposes, unless otherwise prescribed by the regulations of the Office of Thrift Supervision ("OTS") or the Federal Stock Charter of the Holding Company, may be called only by the board of directors pursuant to a resolution adopted by a majority of the total number of directors that the Holding Company would have if there were no vacancies on the Board of Directors (hereinafter the "Whole Board").

     Section 4.  Conduct of Meetings.  Annual and special meetings shall be
     -------------------------------
conducted by the chairman of the annual or special meeting in accordance with the written procedures agreed to by the board of directors . The board of directors shall designate, when present, either the chairman of the board or president to preside at such meetings.

     Section 5.  Notice of Meetings.  Written notice stating the place, day and
     ------------------------------
hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 20 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, the secretary, or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Holding Company as of the record date prescribed in Section 6 of this Article II, with postage prepaid. When any shareholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

     Section 6.  Fixing of Record Date.  For the purpose of determining
     ---------------------------------
shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the next day preceding the day on which the meeting is held, and, for determining shareholders entitled to receive payment of any dividend or other distribution or allotment or rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment.

     Section 7.  Voting Lists.  At least 20 days before each meeting of the
     ------------------------
shareholders, the officer or agent having charge of the stock transfer books for shares of the Holding Company shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the Holding Company and shall be subject to inspection by any shareholder at any time during usual business hours, for a period of 20 days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection by any shareholder during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     In lieu of making the shareholder list available for inspection by shareholders as provided in the preceding paragraph, the board of directors may elect to follow the procedures prescribed in the OTS's Regulations as now or hereafter in effect.

     Section 8.  Quorum.  A majority of the outstanding shares of the Holding
     ------------------
Company entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number of shareholders voting together or voting by classes is required by law or the Holding Company's charter. Directors, however, are elected by a plurality of the votes cast at an election of directors.

     Section 9.  Proxies.  At all meetings of shareholders, a shareholder may
     -------------------
vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Proxies may be given telephonically or electronically as long as the holder uses a procedure for verifying the identity of the shareholder. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

     Section 10.  Voting of Shares in the Name of Two or More Persons.  When
     ----------------------------------------------------------------
ownership stands in the name of two or more persons, in the absence of written directions to the Holding Company to the contrary, at any meeting of the shareholders of the Holding Company any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

     Section 11.  Voting of Shares by Certain Holders.  Shares standing in the
     ------------------------------------------------
name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares held in trust in an IRA or Keogh Account, however, may be voted by the holding company if no other instructions are received. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee, shall be entitled to vote the shares so transferred.

     Neither treasury shares of its own stock held by the Holding Company, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Holding Company, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

     Section 12.  No Cumulative Voting.  Each holder of shares of common stock
     ---------------------------------
shall be entitled to one vote for each share held by such holder. No holder of such shares shall be entitled to cumulative voting for any purpose.

     Section 13.  Inspectors of Election.  In advance of any meeting of
     -----------------------------------
shareholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, or on the request of not fewer than 10 percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting, or at the meeting by the chairman of the board or the president.

     Unless otherwise prescribed by regulations of the OTS, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

     Section 14.  Nominating Committee.  The board of directors shall act as a
     ---------------------------------
nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 30 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Holding Company. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the Holding Company at least 30 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Holding Company. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 30 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

     Section 15.  New Business.  At any annual meeting of the shareholders, only
     -------------------------
such business shall be conducted as shall have been brought before the meeting
(i) by or at the direction of the

Board of Directors or (ii) by any stockholder of the Holding Company who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 15. For business to be properly brought before an annual meeting by a stockholder, the business must relate to a proper subject matter for stockholder action and the stockholder must have given timely notice thereof in writing to the Secretary of the Holding Company. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive offices of the Holding Company not less than ninety (90) days prior to the date of the annual meeting; provided, however, that in the event that less than one hundred (100) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Holding Company's books, of the stockholder proposing such business, (iii) the class and number of shares of the Holding Company's capital stock that are beneficially owned by such stockholder and, (iv) any material interest of such stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 15. The Officer of the Holding Company or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this
Section 15 and, if he should so determine, he shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

     At any special meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

     Section 16.  Informal Action by Shareholders.  Subject to the rights of the
     --------------------------------------------
holders of any class or series of preferred stock of the Holding Company, any action required or permitted to be taken by the shareholders of the Holding Company must be effected at an annual or special meeting of shareholders of the Holding Company and may not be effected by any consent in writing by such shareholders.

                       ARTICLE III.  BOARD OF DIRECTORS

     Section l.  General Powers.  The business and affairs of the Holding
     --------------------------
Company shall be under the direction of its board of directors. The board of directors shall annually elect a chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board or the president to preside at its meetings.

     Section 2.  Number and Term.  The board of directors shall consist of six
     ---------------------------
(6) members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

     Section 3.  Regular Meetings.  A regular meeting of the board of directors
     ----------------------------
shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, for the holding of additional regular meetings without other notice than such resolution. Directors may participate in a meeting by means of a conference telephone or similar communications device through which all persons participating can hear each other at the same time. Participation by such means shall constitute presence in person for all purposes.

     Section 4.  Qualification.  Each director shall at all times be the
     -------------------------
beneficial owner of not less than 100 shares of capital stock of the Holding Company unless the Holding Company is a wholly owned subsidiary of a holding company.

     Section 5.  Special Meetings.  Special meetings of the board of directors
     ----------------------------
may be called by or at the request of the chairman of the board, the president or by three of the directors. The persons authorized to call special meetings of the board of directors may fix any place, as the place for holding any special meeting of the board of directors called by such persons.

     Members of the board of directors may participate in regular and special meetings by means of conference telephone, or by means of similar communications equipment by which all persons participating in the meeting can hear and speak to each other. Such participation shall constitute presence in person for all purposes.

     Section 6.  Notice.  Written notice of any special meeting shall be given
     ------------------
to each director at least 24 hours prior thereto when delivered personally or by telegram, or at least 48 hours prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if mailed, or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     Section 7.  Quorum.  A majority of the number of directors fixed by Section
     ------------------
2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

     Section 8.  Manner of Acting.  The act of the majority of the directors
     ----------------------------
present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by regulation of the OTS or by these bylaws.

     Section 9.  Action Without a Meeting.  Any action required or permitted to
     ------------------------------------
be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

     Section 10.  Resignation.  Any director may resign at any time by sending a
     ------------------------
written notice of such resignation to the home office of the Holding Company addressed to the chairman of the board or secretary. Unless otherwise specified such resignation shall take effect upon receipt by the chairman of the board or president. More than three consecutive absences from regular meetings of the board of directors, unless excused by resolution of the board of directors, shall automatically constitute a resignation, effective when such resignation is accepted by the board of directors.

     Section 11.  Vacancies.  Any vacancy occurring in the board of directors
     ----------------------
may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

     Section 12.  Compensation.  Directors, as such, may receive a stated fee
     -------------------------
for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the board of directors may determine.

     Section 13.  Presumption of Assent.  A director of the Holding Company who
     ----------------------------------
is present at a meeting of the board of directors at which action on any Holding Company matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Holding Company within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 14.  Removal of Directors.  At a meeting of shareholders called
     ---------------------------------
expressly for that purpose, any director may be removed only for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the Charter or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

     Section 15.  Age Limitation for Directors.  No person 75 years of age shall
     -----------------------------------------
be eligible for election, reelection, appointment or reappointment to the Board of the Holding Company nor shall any director serve as such beyond the annual meeting of the Holding Company immediately following the director becoming 75. This provision does not apply to any director who was serving as a director of West Essex Bank as of April 19, 1995. This age limitation does not apply to an advisory director.

                  ARTICLE IV.  EXECUTIVE AND OTHER COMMITTEES

     Section l.  Appointment.  The board of directors, by resolution adopted by
     -----------------------
a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law or regulation.

     Section 2.  Authority.  The executive committee, when the board of
     ---------------------
directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the board of directors with reference to: the declaration of dividends; the amendment of the Charter or bylaws of the Holding Company, or recommending to the shareholders a plan of merger, consolidation, or conversion; the sale, lease or other disposition of all or substantially all of the property and assets of the Holding Company otherwise than in the usual and regular course of its business; a voluntary dissolution of the Holding Company; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

     Section 3.  Tenure.  Subject to the provisions of Section 8 of this Article
     ------------------
IV, the terms of the members of the executive committee shall be set by the board of directors.

     Section 4.  Meetings.  Regular meetings of the executive committee may be
     --------------------
held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

     Section 5.  Quorum.  A majority of the members of the executive committee
     ------------------
shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

     Section 6.  Action Without a Meeting.  Any action required or permitted to
     ------------------------------------
be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

     Section 7.  Vacancies.  Any vacancy in the executive committee may be
     ---------------------
filled by a resolution adopted by a majority of the full board of directors.

     Section 8.  Resignations and Removal.  Any member of the executive
     ------------------------------------
committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the Holding Company. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

     Section 9.  Procedure.  The executive committee shall elect a presiding
     ---------------------
officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting held next after the proceedings shall have occurred.

     Section 10.  Other Committees.  The board of directors may by resolution
     -----------------------------
establish an audit, loan, or other committees composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Holding Company and may prescribe the duties, constitution and procedures thereof.

                              ARTICLE V.  OFFICERS

     Section l.  Positions.  The officers of the Holding Company shall be a
     ---------------------
president, one or more vice presidents, a secretary and a treasurer or comptroller, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. The president shall be a director of the Holding Company. The offices of the secretary and treasurer or comptroller may be held by the same person and a vice president may also be either the secretary or the treasurer or comptroller. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Holding Company may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

     Section 2.  Election and Term of Office.  The officers of the Holding
     ---------------------------------------
Company shall be elected annually at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation or removal in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contractual rights. The board of directors may authorize the Holding Company to enter into an employment contract with any officer in accordance with regulations of the OTS; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

     Section 3.  Removal.  Any officer may be removed by the board of directors
     -------------------
whenever in its judgment the best interests of the Holding Company will be served thereby, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

     Section 4.  Vacancies.  A vacancy in any office because of death,
     ---------------------
resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

     Section 5.  Remuneration.  The remuneration of the officers shall be fixed
     ------------------------
from time to time by the board of directors.

               ARTICLE VI.  CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section l.  Contracts.  To the extent permitted by regulations of the OTS,
     ---------------------
and except as otherwise prescribed by these bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the Holding Company to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Holding Company. Such authority may be general or confined to specific instances.

     Section 2.  Loans.  No loans shall be contracted on behalf of the Holding
     -----------------
Company and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

     Section 3.  Checks, Drafts, Etc.  All checks, drafts or other orders for
     --------------------------------
the payment of money, notes or other evidences of indebtedness issued in the name of the Holding Company shall be signed by one or more officers, employees or agents of the Holding Company in such manner as shall from time to time be determined by the board of directors.

     Section 4.  Deposits.  All funds of the Holding Company not otherwise
     --------------------
employed shall be deposited from time to time to the credit of the Holding Company in any duly authorized depositories as the board of directors may select.

                     ARTICLE VII.  CERTIFICATES FOR SHARES
                               AND THEIR TRANSFER

     Section l.  Certificates for Shares.  Certificates representing shares of
     -----------------------------------
capital stock of the Holding Company shall be in such form as shall be determined by the board of directors and approved by the OTS. Such certificates shall be signed by the chief executive officer or by any other officer of the Holding Company authorized by the board of directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Holding Company itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Holding Company. All certificates surrendered to the Holding Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and cancelled, except that in case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Holding Company as the board of directors may prescribe.

     Section 2.  Transfer of Shares.  Transfer of shares of capital stock of the
     ------------------------------
Holding Company shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney authorized by a duly executed power of attorney and filed with the Holding Company. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Holding Company shall be deemed by the Holding Company to be the owner for all purposes.

            ARTICLE VIII.  RELIANCE UPON BOOKS, REPORTS AND RECORDS

     Each director, each member of any committee designated by the Board of Directors, and each officer of the Holding Company shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Holding Company and upon such information, opinions, reports or statements presented to the Holding Company by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Holding Company.

                            ARTICLE IX.  FISCAL YEAR

     The fiscal year of the Holding Company shall end on December 31 of each year. The appointment of accountants shall be subject to annual ratification by the shareholders.

                             ARTICLE X.  DIVIDENDS

     Subject to the terms of the Holding Company's Charter and the regulations and orders of the OTS, the board of directors may, from time to time, declare, and the Holding Company may pay, dividends on its outstanding shares of capital stock.

                          ARTICLE XI.  CORPORATE SEAL

     The board of directors shall provide a Holding Company seal, which shall be two concentric circles between which shall be the name of the Holding Company. The year of incorporation or an emblem may appear in the center.

                         ARTICLE XII.  INDEMNIFICATION

     The Holding Company shall indemnify all officers, directors and employees of the Holding Company, and their heirs, executors and administrators, to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of the Holding Company, whether or not they continue to be a director or officer at the time of incurring such expenses or liabilities, such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

                           ARTICLE XIII.  AMENDMENTS

     These bylaws may be amended in a manner consistent with regulations of the Office and shall be effective after: (i) approval of the amendment by a majority vote of the authorized board of directors, or by the affirmative vote of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Holding Company entitled to vote generally in the election of directors (after giving effect to the provisions of Section 6 of the Charter), voting together as a single class. When the Holding Company fails to meet its quorum requirements, solely due to vacancies on the board, then the affirmative vote of a majority of the sitting board will be required to amend the bylaws.

                                                                  ATTACHMENT C-1

                             FEDERAL STOCK CHARTER
                                      FOR
                                WEST ESSEX BANK


                          SECTION 1. CORPORATE TITLE.

     The full corporate title of the institution is West Essex Bank.


                               SECTION 2. OFFICE.

     The home office shall be located in Caldwell in the State of New Jersey.


                              SECTION 3. DURATION.

     The duration of the BANK is perpetual.

                         SECTION 4. PURPOSE AND POWERS.

     The purpose of the BANK is to pursue any or all of the lawful objectives of a Federal savings association chartered under Section 5 of the Home Owners' Loan Act and to exercise all the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision ("Office").

                           SECTION 5. CAPITAL STOCK.

     The total number of shares of all classes of the capital stock which the BANK has authority to issue is ten million shares (10,000,000), of which nine million shares (9,000,000) shall be common stock, par value $1.00 per share and of which one million shares (1,000,000) shall be preferred stock, par value $1.00 per share. The shares may be issued from time to time as authorized by the Board of Directors without further approval of shareholders except as otherwise provided in this Section 5 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the BANK. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted), labor or services actually performed for the BANK, or any combination of the foregoing.

In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the Board of Directors of the BANK, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the BANK which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for their issuance.

     Except for the initial offering of shares of the BANK, no shares of capital stock (including shares issuable upon conversion, exchange, or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons of the BANK other than as part of a general public offering or as qualifying shares to a director, unless their issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

     Nothing contained in this Section 5 (or in any supplementary sections hereto) shall entitle the holders of any class or series of capital stock to vote as a separate class or series or to more than one vote per share: provided, that this restriction on voting separately by class or series shall
--------
not apply:

     (i) To any provision which would authorize the holders of preferred stock, voting as a class or series, to elect some members of the Board of Directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

     (ii) To any provision which would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the BANK with another corporation or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of a corporation other than the BANK if the preferred stock is exchanged for securities of such other corporation:
          Provided, that no provision may require such approval for transactions undertaken with the assistance or pursuant to the direction of the Office, the Federal Deposit Insurance Corporation;

     (iii)To any amendment which would adversely change the specific terms of any class or series of capital stock as set forth in this Section 5 (or in any supplementary sections hereto), including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving BANK in a merger or consolidation for the BANK, shall not be considered to be such an adverse change.

     A description of the different classes and series (if any) of the BANK's capital stock and a statement of the designations, and the relative rights, preferences, and limitations of the shares of each class of and series (if any) of capital stock are as follows:

     A.   Common Stock.  Except as provided in this Section 5 (or in any
          ------------
          supplementary sections hereto) the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder.

          Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, or retirement fund, or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

          In the event of any liquidation, dissolution, or winding up of the BANK, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the BANK available for distribution remaining after: (i) payment or provision for payment of the BANK's debts and liabilities; (ii) distributions or provision for distributions in settlement of its liquidation account; and (iii) distributions or provision for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the BANK. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

     B.   Preferred Stock.  The BANK may provide in supplementary sections to
          ---------------
          its charter for one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The terms of each series shall be set forth in a supplementary section to the charter. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

          (a) The distinctive serial designation and the number of shares constituting such series;

          (b) The dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s), the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

          (c) The voting powers, full or limited, if any, of the shares of such series;

          (d) Whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed;

          (e) The amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the BANK;

          (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

          (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the BANK and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

          (h) The price or other consideration for which the shares of such series shall be issued; and

          (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

     Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

     The Board of Directors shall have authority to divide, by the adoption of supplementary charter sections, any authorized class of preferred stock into series, and, within the limitations set forth in this section and the remainder of this charter, fix and determine the relative rights and preferences of the shares of any series so established.

     Prior to the issuance of any preferred shares of a series established by a supplementary charter section adopted by the Board of Directors, the BANK shall file with the Secretary of the Office a dated copy of that supplementary section of this charter establishing and designating the series and fixing and determining the relative rights and preferences thereof.

                         SECTION 6. PREEMPTIVE RIGHTS.

     Holders of the capital stock of the BANK shall not be entitled to preemptive rights with respect to any shares of the BANK which may be issued.

                   SECTION 7. BENEFICIAL OWNERSHIP PROVISION

     Notwithstanding anything contained in the BANK's charter or bylaws to the contrary, for a period of five years from the date of this charter, no person other than West Essex Bancorp, M.H.C. or West Essex Bancorp, Inc., the parent holding company of the BANK, shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10 percent of any class of any equity security of the BANK. This limitation shall not apply to a transaction in which the BANK forms a holding company without change in the respective beneficial ownership interests of the BANK's shareholders other than pursuant to the exercise of any dissenter and appraisal rights, the purchase of shares by underwriters in connection with a public offering, or the purchase of shares by a tax-qualified employee stock benefit plan which is exempt from the approval requirements under Section 574.3(c)(1)(vi) of the Office's Regulations.

     In the event shares are acquired in violation of this Section 7, all shares beneficially owned by any person in excess of 10% shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the shareholders for a vote.

     For the purposes of this Section 7, the following definitions apply:

          (i) The term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, any unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the BANK.

          (ii) The term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

          (iii)The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

          (iv) The term "acting in concert" means (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

                    SECTION 8.  CUMULATIVE VOTING LIMITATION

     Shareholders shall not be permitted to cumulate their votes for the election of directors.

                     SECTION 9.  CALL FOR SPECIAL MEETINGS

     Special meetings of shareholders relating to changes in control of the BANK or amendments to its charter shall be called only at the direction of the Board of Directors.

                             SECTION 10. DIRECTORS.

     The BANK shall be under the direction of a Board of Directors. The authorized number of directors, as stated in the BANK's bylaws, shall be not be less than five nor more than 15 except when a greater number is approved by the Director of the Office.

                       SECTION 11. AMENDMENT OF CHARTER.

     Except as provided in Section 5 hereof, no amendment, addition, alteration, change, or repeal of this charter shall be made, unless such is first proposed by the Board of Directors of the BANK, approved by the shareholders by a majority of the total votes eligible to be cast at a legal meeting, unless a higher vote us otherwise required, and approved or preapproved by the Office.

     As adopted by the BANK's members on _______________, 199_, to be effective on the date of the reorganization of the BANK.



                                      WEST ESSEX BANK



Attest:______________________         By:_____________________________________
                                         Leopold W. Montanaro
     Corporate Secretary                 President and Chief Executive Officer



                                      OFFICE OF THRIFT SUPERVISION



Attest:______________________         By:_____________________________________
     Secretary to the Office


Declared effective on
the _____ day of __________, 1998

                                                                  ATTACHMENT C-2

                                   BYLAWS OF
                                WEST ESSEX BANK


                            ARTICLE I.  HOME OFFICE

     The home office of West Essex Bank ("BANK") is 417 Bloomfield Avenue, Caldwell, in the County of Essex, in the State of New Jersey.

                           ARTICLE II.  SHAREHOLDERS

     Section l.  Place of Meetings.  All annual and special meetings of
     -----------------------------
shareholders shall be held at the home office of the BANK or at such other place in the State in which the principal place of business of the BANK is located as the board of directors may determine.

     Section 2.  Annual Meeting.  A meeting of the shareholders of the BANK for
     --------------------------
the election of directors and for the transaction of any other business of the BANK shall be held annually within 150 days after the end of the BANK's fiscal year which shall be, unless otherwise specified by the Board, the third Wednesday of April if not a legal holiday, and if a legal holiday, then on the next day following which is not a legal holiday, at 4:00 p.m., or at such other date and time within such 150-day period as the board of directors may determine.

     Section 3.  Special Meetings.  Special meetings of the shareholders for any
     ----------------------------
purpose or purposes, unless otherwise prescribed by the regulations of the Office of Thrift Supervision ("OTS") or the Federal Stock Charter of the BANK, may be called at any time by the chairman of the board, the president, or a majority of the board of directors, and shall be called by the chairman of the board, the president or the secretary upon the written request of the holders of not less than one-tenth of all the outstanding capital stock of the BANK entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered at the home office of the BANK addressed to the chairman of the board, the president or the secretary.

     Section 4.  Conduct of Meetings.  Annual and special meetings shall be
     -------------------------------
conducted by the chairman of the annual or special meeting in accordance with the written procedures agreed to by the board of directors. The board of directors shall designate, when present, either the chairman of the board or president to preside at such meetings.

     Section 5.  Notice of Meetings.  Written notice stating the place, day and
     ------------------------------
hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 20 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, the secretary, or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the BANK as of the record date prescribed in Section 6 of this Article II, with postage prepaid. When any shareholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

     Section 6.  Fixing of Record Date.  For the purpose of determining
     ---------------------------------
shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment.

     Section 7.  Voting Lists.  At least 20 days before each meeting of the
     ------------------------
shareholders, the officer or agent having charge of the stock transfer books for shares of the BANK shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the BANK and shall be subject to inspection by any shareholder at any time during usual business hours, for a period of 20 days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection by any shareholder during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     In lieu of making the shareholder list available for inspection by shareholders as provided in the preceding paragraph, the board of directors may elect to follow the procedures prescribed in the OTS's Regulations as now or hereafter in effect.

     Section 8.  Quorum.  A majority of the outstanding shares of the BANK
     ------------------
entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number of shareholders voting together or voting by classes is required by law or the charter. Directors, however, are elected by a plurality of the votes cast at an election of directors.

     Section 9.  Proxies.  At all meetings of shareholders, a shareholder may
     -------------------
vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Proxies may be given telephonically or electronically as long as the holder uses a procedure for verifying the identity of the shareholder. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

     Section 10.  Voting of Shares in the Name of Two or More Persons.  When
     ----------------------------------------------------------------
ownership stands in the name of two or more persons, in the absence of written directions to the BANK to the contrary, at any meeting of the shareholders of the BANK any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

     Section 11.  Voting of Shares by Certain Holders.  Shares standing in the
     ------------------------------------------------
name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares held in trust in an IRA or Keogh Account, however, may be voted by the association if no other instructions are received. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee, shall be entitled to vote the shares so transferred.

     Neither treasury shares of its own stock held by the BANK, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the BANK, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

     Section 12.  No Cumulative Voting.  Each holder of shares of common stock
     ---------------------------------
shall be entitled to one vote for each share held by such holder. No holder of such shares shall be entitled to cumulative voting for any purpose.

     Section 13.  Inspectors of Election.  In advance of any meeting of
     -----------------------------------
shareholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, or on the request of not fewer than 10 percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting, or at the meeting by the chairman of the board or the president.

     Unless otherwise prescribed by regulations of the OTS, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

     Section 14.  Nominating Committee.  The board of directors shall act as a
     ---------------------------------
nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 30 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the BANK. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the BANK at least thirty days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the BANK. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 30 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

     Section 15.  New Business.  At an annual meeting of shareholders, only such
     -------------------------
business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting. For any business proposed by management to be properly brought before the annual meeting, such business shall be approved by the board of directors, either directly or through its approval of proxy solicitation materials related thereto, and shall be stated in writing and filed with the secretary at least 30 days before the date of the annual meeting, and all business so stated, proposed and filed shall be considered at the annual meeting. Any shareholder may make any other proposal at the annual meeting and the same may be discussed and considered but unless stated in writing and filed with the secretary at least ten days before the meeting, such proposal shall be laid over for action at an adjourned, special or annual meeting of the shareholders taking place 30 days or more thereafter. A shareholder's notice to the secretary shall set forth as to each matter the shareholder proposed to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting, (b) the business, as well as the name and address of such shareholder and the class and number of shares of the BANK which are owned of record by such shareholder.

     Section 16.  Informal Action by Shareholders.  Any action required to be
     --------------------------------------------
taken at a meeting of shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter thereof.

                        ARTICLE III.  BOARD OF DIRECTORS

     Section l.  General Powers.  The business and affairs of the BANK shall be
     --------------------------
under the direction of its board of directors. The board of directors shall annually elect a chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board or the president to preside at its meetings.

     Section 2.  Number and Term.  The board of directors shall consist of six
     ---------------------------
(6) members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

     Section 3.  Regular Meetings.  A regular meeting of the board of directors
     ----------------------------
shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, for the holding of additional regular meetings without other notice than such resolution. Directors may participate in a meeting by means of a conference telephone or similar communications device through which all persons participating can hear each other at the same time. Participation by such means shall constitute presence in person for all purposes.

     Section 4.  Qualification.  Each director shall at all times be the
     -------------------------
beneficial owner of not less than 100 shares of capital stock of the BANK unless the BANK is a wholly owned subsidiary of a holding company.

     Section 5.  Special Meetings.  Special meetings of the board of directors
     ----------------------------
may be called by or at the request of the chairman of the board, the president or a majority of the directors. The persons authorized to call special meetings of the board of directors may fix any place, as the place for holding any special meeting of the board of directors called by such persons.

     Members of the board of directors may participate in special meetings by means of conference telephone, or by means of similar communications equipment by which all persons participating in the meeting can hear and speak to each other. Such participation shall constitute presence in person for all purposes.

     Section 6.  Notice.  Written notice of any special meeting shall be given
     ------------------
to each director at least two days prior thereto when delivered personally or by telegram, or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if mailed, or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     Section 7.  Quorum.  A majority of the number of directors fixed by Section
     ------------------
2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

     Section 8.  Manner of Acting.  The act of the majority of the directors
     ----------------------------
present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by regulation of the OTS or by these bylaws.

     Section 9.  Action Without a Meeting.  Any action required or permitted to
     ------------------------------------
be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

     Section 10.  Resignation.  Any director may resign at any time by sending a
     ------------------------
written notice of such resignation to the home office of the BANK addressed to the chairman of the board or president. Unless otherwise specified such resignation shall take effect upon receipt by the chairman of the board or president. More than three consecutive absences from regular meetings of the board of directors, unless excused by resolution of the board of directors, shall automatically constitute a resignation, effective when such resignation is accepted by the board of directors.

     Section 11.  Vacancies.  Any vacancy occurring in the board of directors
     ----------------------
may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

     Section 12.  Compensation.  Directors, as such, may receive a stated fee
     -------------------------
for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the board of directors may determine.

     Section 13.  Presumption of Assent.  A director of the BANK who is present
     ----------------------------------
at a meeting of the board of directors at which action on any BANK matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the BANK within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 14.  Removal of Directors.  At a meeting of shareholders called
     ---------------------------------
expressly for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the Charter or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

     Section 15.  Age Limitation for Directors.  No person 75 years of age shall
     -----------------------------------------
be eligible for election, reelection, appointment or reappointment to the Board of the BANK nor shall any director serve as such beyond the annual meeting of the BANK immediately following the director becoming 75. This age limitation
does not apply to an advisory director.   This age limitation does not apply to
an advisory director. It is specifically understood that the age limitation set forth herein for any Director of the Board in office as of April 19, 1995 shall not apply.

                  ARTICLE IV.  EXECUTIVE AND OTHER COMMITTEES

     Section l.  Appointment.  The board of directors, by resolution adopted by
     -----------------------
a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law or regulation.

     Section 2.  Authority.  The executive committee, when the board of
     ---------------------
directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the board of directors with reference to: the declaration of dividends; the amendment of the Charter or bylaws of the BANK, or recommending to the shareholders a plan of merger, consolidation, or conversion; the sale, lease or other disposition of all or substantially all of the property and assets of the BANK otherwise than in the usual and regular course of its business; a voluntary dissolution of the BANK; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

     Section 3.  Tenure.  Subject to the provisions of Section 8 of this Article
     ------------------
IV, the terms of the members of the executive committee shall be set by the board of directors.

     Section 4.  Meetings.  Regular meetings of the executive committee may be
     --------------------
held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

     Section 5.  Quorum.  A majority of the members of the executive committee
     ------------------
shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

     Section 6.  Action Without a Meeting.  Any action required or permitted to
     ------------------------------------
be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

     Section 7.  Vacancies.  Any vacancy in the executive committee may be
     ---------------------
filled by a resolution adopted by a majority of the full board of directors.

     Section 8.  Resignations and Removal.  Any member of the executive
     ------------------------------------
committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the BANK. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

     Section 9.  Procedure.  The executive committee shall elect a presiding
     ---------------------
officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting held next after the proceedings shall have occurred.

     Section 10.  Other Committees.  The board of directors may by resolution
     -----------------------------
establish an audit, loan, or other committees composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the BANK and may prescribe the duties, constitution and procedures thereof.

                              ARTICLE V.  OFFICERS

     Section l.  Positions.  The officers of the BANK shall be a president, one
     ---------------------
or more vice presidents, a secretary and a treasurer or chief financial officer, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. The president shall be the chief executive officer, unless the board of directors designates the chairman of the board as chief executive officer. The president shall be a director of the BANK. The offices of the secretary and treasurer or chief financial officer may be held by the same person and a vice president may also be either the secretary or the treasurer or chief financial officer. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the BANK may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

     Section 2.  Election and Term of Office.  The officers of the BANK shall be
     ---------------------------------------
elected annually at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation or removal in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contractual rights. The board of directors may authorize the BANK to enter into an employment contract with any officer in accordance with regulations of the OTS; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

     Section 3.  Removal.  Any officer may be removed by the board of directors
     -------------------
whenever in its judgment the best interests of the BANK will be served thereby, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

     Section 4.  Vacancies.  A vacancy in any office because of death,
     ---------------------
resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

     Section 5.  Remuneration.  The remuneration of the officers shall be fixed
     ------------------------
from time to time by the board of directors.

               ARTICLE VI.  CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section l.  Contracts.  To the extent permitted by regulations of the OTS,
     ---------------------
and except as otherwise prescribed by these bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the BANK to enter into any contract or execute and deliver any instrument in the name of and on behalf of the BANK. Such authority may be general or confined to specific instances.

     Section 2.  Loans.  No loans shall be contracted on behalf of the BANK and
     -----------------
no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

     Section 3.  Checks, Drafts, Etc.  All checks, drafts or other orders for
     --------------------------------
the payment of money, notes or other evidences of indebtedness issued in the name of the BANK shall be signed by one or more officers, employees or agents of the BANK in such manner as shall from time to time be determined by the board of directors.

     Section 4.  Deposits.  All funds of the BANK not otherwise employed shall
     --------------------
be deposited from time to time to the credit of the BANK in any duly authorized depositories as the board of directors may select.

                     ARTICLE VII.  CERTIFICATES FOR SHARES
                               AND THEIR TRANSFER

     Section l.  Certificates for Shares.  Certificates representing shares of
     -----------------------------------
capital stock of the BANK shall be in such form as shall be determined by the board of directors and approved by the OTS. Such certificates shall be signed by the chief executive officer or by any other officer of the BANK authorized by the board of directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the BANK itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the BANK. All certificates surrendered to the BANK for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and cancelled, except that in case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the BANK as the board of directors may prescribe.

     Section 2.  Transfer of Shares.  Transfer of shares of capital stock of the
     ------------------------------
BANK shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney authorized by a duly executed power of attorney and filed with the BANK. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the BANK shall be deemed by the BANK to be the owner for all purposes.

                    ARTICLE VIII.  FISCAL YEAR; ANNUAL AUDIT

     The fiscal year of the BANK shall end on December 31 of each year. The appointment of accountants shall be subject to annual ratification by the shareholders.

                             ARTICLE IX.  DIVIDENDS

     Subject to the terms of the BANK's Charter and the regulations and orders of the OTS, the board of directors may, from time to time, declare, and the BANK may pay, dividends on its outstanding shares of capital stock.

                           ARTICLE X.  CORPORATE SEAL

     The board of directors shall provide a BANK seal, which shall be two concentric circles between which shall be the name of the BANK. The year of incorporation or an emblem may appear in the center.

                          ARTICLE XI.  INDEMNIFICATION

     The BANK shall indemnify all officers, directors and employees of the BANK, and their heirs, executors and administrators, to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of the BANK, whether or not they continue to be a director or officer at the time of incurring such expenses or liabilities, such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements. Any payments made to any officer or director pursuant to this Section are subject to and conditioned upon compliance with the rules or regulations of the OTS.

                            ARTICLE XII.  AMENDMENTS

     These bylaws may be amended in a manner consistent with regulations of the OTS and shall be effective after: (i) approval of the amendment by a majority vote of the full board of directors, or by a majority vote of the votes cast by the shareholders of the BANK at any legal meeting, and (ii) receipt of any applicable regulatory approval. When the BANK fails to meet its quorum requirement, solely due to vacancies on the board, then the affirmative vote of a majority of the sitting board will be required to amend the bylaws.